Exhibit 10.27
EXECUTION VERSION

CREDIT AGREEMENT
dated as of
March 10, 2011
among
POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN
KABUSHIKI KAISHA and POLO RALPH LAUREN ASIA PACIFIC LIMITED,
as Borrowers,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
BANK OF AMERICA, N.A., WELLS FARGO BANK, N.A., HSBC BANK USA, N.A. and
DEUTSCHE BANK AG NEW YORK BRANCH,
as Syndication Agents

J.P. MORGAN SECURITIES LLC,
as Sole Bookrunner and Sole Lead Arranger

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

     CREDIT AGREEMENT, dated as of March 10, 2011, among POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the LENDERS party hereto, BANK OF AMERICA, N.A., WELLS FARGO BANK, N.A., HSBC BANK USA, N.A. and DEUTSCHE BANK AG NEW YORK BRANCH, as Syndication Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Defined Terms.
          As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. Only Loans denominated in dollars may be ABR Loans.
          “Adjusted Debt” means, for any date, all Indebtedness of the Parent Borrower and its Subsidiaries (computed on a consolidated basis) outstanding on such date plus 800% of Consolidated Lease Expense for the period of four consecutive Fiscal Quarters ended on such date.
          “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder, together with any non-U.S. Affiliate of JPMorgan, to the extent that JPMorgan determines that it is necessary or appropriate to use such non-U.S. Affiliate in acting as administrative agent hereunder. Any obligations owed by any Borrower to the Administrative Agent hereunder shall be owed solely to JPMorgan, and not to any Affiliate of JPMorgan, unless such Borrower otherwise agrees in writing.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agreement Currency” has the meaning assigned to such term in Section 10.13(b).

          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate that would be calculated as of such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed Eurocurrency Loan with a one-month Interest Period plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.
          “Alternative Currency” means (a) Euros, Hong Kong Dollars and Yen and (b) any other currency (other than dollars) that is freely available, freely transferable and freely convertible into dollars and in which dealings in deposits are carried on in the London interbank market, provided that such currency is reasonably acceptable to the Administrative Agent, the Lenders and, in the case of an Alternative Currency Letter of Credit, the applicable Issuing Bank.
          “Alternative Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent, calculated in accordance with Section 1.05, of the aggregate undrawn and unexpired amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent, calculated in each case using the Exchange Rate at the time the applicable LC Disbursement is made, of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.
          “Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that for purposes of Section 2.19 “Applicable Percentage” shall mean the percentage of the total Commitment (disregarding any Defaulting Lender’s Commitment) represented by each Lender’s Commitment. If the Commitments have terminated or expired, “Applicable Percentage” shall mean, with respect to any Lender, the percentage of the aggregate principal amount of the Revolving Credit Exposure represented by the aggregate outstanding principal amount of such Lender’s Revolving Credit Exposure.
          “Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, or with respect to the commitment fees payable hereunder, or with respect to the Applicable Commercial Letter of Credit Rate, as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption “Eurocurrency Spread” or “Commitment Fee Rate” or “Applicable Commercial Letter of Credit Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

				Applicable
				Commercial
		Eurocurrency	Commitment	Letter of
	Index Debt Ratings	Spread	Fee Rate	Credit Rate
Level I	≥ A by S&P or A2 by Moody’s	87.5	12.5	43.75
Level II	A- by S&P or A3 by Moody’s and not Level I	112.5	15.0	56.25
Level III	BBB+ by S&P or Baa1 by Moody’s and not Level I or Level II	137.5	20.0	68.75
Level IV	BBB by S&P or Baa2 by Moody’s and not Level I, II or III	162.5	25.0	81.25
Level V	≤ BBB- by S&P or Baa3 by Moody’s	187.5	30.0	93.75
          For purposes of the foregoing, (i) if both Moody’s and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the next-to-last sentence of this definition), then such rating agency shall be deemed to have established a rating for the Index Debt in Level V; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Parent Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Parent Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. If either (but not both) of Moody’s and S&P shall cease to have in effect a rating (whether as a result of such agency ceasing to be in the business of rating corporate debt obligations or otherwise), the Applicable Rate shall be determined by reference to the rating of the other rating agency.
          “Approved Fund” has the meaning assigned to such term in Section 10.04.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
          “Available Commitment” means, as to any Lender at any date of determination, an amount in dollars equal to the excess, if any, of (a) the amount of such Lender’s Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.
          “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” means, as applicable, the Parent Borrower or the applicable Subsidiary Borrower.
          “Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
          “Borrowing Request” means a request by the Parent Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits or deposits in the applicable Alternative Currency in the London interbank market, (ii) in the case of a Eurocurrency Loan denominated in Euros, any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is not open for settlement of payment in Euros or (iii) in the case of a Eurocurrency Loan denominated in an Alternative Currency other than Euro, any day on which banks are not open for dealings in such Alternative Currency in the city which is the principal financial center of the country of issuance of the applicable Alternative Currency.

          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any office of such Lender from or at which Loans and/or Letters of Credit are made or issued, or are booked, as the case may be, in accordance with the terms of this Agreement) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, for purposes of this Agreement, The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted thirty (30) days after the date of this Agreement.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Commercial Letter of Credit” means a commercial documentary letter of credit issued by an Issuing Bank for the account of the Parent Borrower or jointly and severally for the account of the Parent Borrower and any of its Subsidiaries for the purchase of goods in the ordinary course of business.
          “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 or (c) increased from time to time pursuant to Section 2.01(b). The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in the New Lender Supplement pursuant to which such Lender shall become a party hereto or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $500,000,000.
          “Commitment Increase Supplement” means a supplement to this Agreement substantially in the form of Exhibit D-2.
          “Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or losses (including any noncash impairment of assets, and, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and including non-cash charges arising from the application of Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification Topic, as applicable) and (f) Consolidated Lease Expense and minus, (x) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) income tax credits (to the extent not netted from income tax expense) and (y) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.
          For the purposes of calculating Consolidated EBITDAR for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Parent Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving pro forma effect thereto (taking into account (A) such cost savings as may be determined by the Parent Borrower in a manner consistent with the evaluation performed by the Parent Borrower in deciding to make such Material Acquisition, as presented to the Parent Borrower’s Board of Directors, provided that the Parent Borrower may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 120 days following the date of such Material Acquisition (or in the case of any calculation made subsequent to such 120th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition and are entered into in connection and substantially contemporaneously therewith) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee’s rights under such license) under a trademark license to such licensee from the Parent Borrower or any of its Affiliates (the “Acquired Rights”), and (b) involves the payment of consideration by the Parent Borrower and its Subsidiaries in excess of $50,000,000; “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $50,000,000. In making any calculation pursuant to this paragraph with respect to a Material Acquisition of a Person, business or rights for which quarterly financial statements are not available, the Parent Borrower shall base such calculation on the financial statements of such Person, business or rights for the then most recently completed period of twelve consecutive calendar months for which such financial statements are available and shall deem the contribution of such Person, business or rights to Consolidated EBITDAR for the period from the beginning of the applicable Reference Period to the date of such Material Acquisition to be equal to the product of (x) the number of days in such period divided by 365 multiplied by (y) the amount of Consolidated EBITDAR of such Person, business or rights for the twelve-month period referred to above (calculated on the basis set forth in this definition). In making any calculation pursuant to this paragraph in connection with an acquisition of Acquired Rights to be followed by the granting of a new license of such Acquired Rights (or any rights derivative therefrom), effect may be given to such grant of such new license (as if it had occurred on the date of such acquisition) if, and only if, the Parent Borrower in good faith determines on the date of such calculation that it is reasonable to expect that such grant will be completed within 120 days following the date of such acquisition (or in the case of any calculation made subsequent to such 120th day, that such grant has, in fact, been completed).
          “Consolidated Lease Expense” means, for any period, the aggregate amount of fixed and contingent rentals payable by the Parent Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP; provided that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.
          “Consolidated Leverage Ratio” means on the last day of any Fiscal Quarter, the ratio of (a) Adjusted Debt on such day to (b) Consolidated EBITDAR for the period of four consecutive Fiscal Quarters ending on such day.
          “Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent Borrower) in which the Parent Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Parent Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
          “Consolidated Net Worth” means as of any date of determination thereof, the excess of (a) the aggregate consolidated net book value of the assets of the Parent Borrower and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (b) all of the aggregate liabilities of the Parent Borrower and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP; provided, however, that in calculating Consolidated Net Worth the effects of the Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification Topic, as applicable) shall be disregarded.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participation in a Letter of Credit or (iii) pay over to any other Credit Party any other amount required to be paid by it hereunder that is not subject to a good faith dispute, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
          “Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Dollar Equivalent” means, on any date of determination, with respect to any amount hereunder denominated in an Alternative Currency, the amount of dollars determined pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

          “dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means any Subsidiary organized under the laws of any jurisdiction within the United States of America.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or to human health and safety (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions), as have been, are, or in the future become, in effect.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any Reportable Event; (b) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan, or the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (h) the failure by any Loan Party or any of its ERISA Affiliates to make when due any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code or any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; or (i) any Foreign Plan Event.
          “Euro” means the single currency of participating member states of the European Monetary Union.
          “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Exchange Rate” means, on any day, with respect to any Alternative Currency, the rate determined by the Administrative Agent at which such Alternative Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day (or, in the case of any calculation involving the amount of any LC Disbursement under any Alternative Currency Letter of Credit, at the time payment thereof is made) on the applicable Reuters World Spot Page. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower for such purpose or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 11:00 a.m., local time, on such day (or, in the case of any calculation involving the amount of any LC Disbursement under any Alternative Currency Letter of Credit, at the time payment thereof is made) for the purchase of the applicable Alternative Currency for delivery two Business Days later, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, after consultation with the Parent Borrower, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
          “Exchange Rate Date” means, if on such date any outstanding Loan or Letter of Credit is (or any Loan or Letter of Credit that has been requested at such time would be) denominated in an Alternative Currency, each of: (a) at least once during each calendar month, (b) if an Event of Default has occurred and is continuing, any Business Day designated as an

Exchange Rate Date by the Administrative Agent in its sole discretion, and (c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request or (ii) each request for the issuance, amendment, renewal or extension of any Letter of Credit.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any other Governmental Authority as a result of a present or former connection between the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by any Loan Party under any Loan Document and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by any Loan Party under any Loan Document having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Non-U.S. Lender, including any Issuing Bank that is a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any United States withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Parent Borrower with respect to such withholding tax pursuant to Section 2.15(a), (d) in the case of any Lender that makes any Loans to Polo Ralph Lauren Kabushiki Kaisha, including any Issuing Bank (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any Japanese withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.15(a), (e) any withholding tax that is imposed on amounts payable to a Lender that is attributable to such Lender’s failure to comply with Section 2.15(e) or (f) and (f) any United States withholding tax that is imposed by reason of FATCA.
          “Existing Credit Agreement” means the Credit Agreement, dated as of November 28, 2006 among the Parent Borrower, the several banks and other financial institutions parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as heretofore amended, supplemented or otherwise modified.
          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it, in its reasonable discretion.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.
          “Fiscal Quarter” means with respect to the Parent Borrower and its Subsidiaries, and with respect to any Fiscal Year, (a) each of the quarterly periods ending 13 calendar weeks, 26 calendar weeks, 39 calendar weeks and 52 or 53 calendar weeks, as the case may be, after the end of the prior Fiscal Year or (b) such other quarterly periods as the Parent Borrower shall adopt after giving prior written notice thereof to the Lenders.
          “Fiscal Year” means with respect to the Parent Borrower and its Subsidiaries, (a) the 52- or 53-week annual period, as the case may be, ending on the Saturday nearest to March 31 of each calendar year or (b) such other fiscal year as the Parent Borrower shall adopt with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld). Any designation of a particular Fiscal Year by reference to a calendar year shall mean the Fiscal Year ending during such calendar year.
          “Foreign Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to United States law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.
          “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.
          “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America provided that for purposes of Section 6.01(g), 6.01(h) and 6.07, GAAP as in effect as of the Fiscal Year ended March 28, 2008 shall apply.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of all calculations provided for in this Agreement, the amount of any Guarantee of any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.
          “Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit C.
          “Guarantor” means (a) with respect to both the Parent Borrower Obligations and the Subsidiary Obligations, each Domestic Subsidiary that becomes a party to the Guarantee Agreement on the Effective Date and each Domestic Subsidiary that, subsequent to the Effective Date, becomes a Significant Subsidiary (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations) and (b) with respect to the Subsidiary Obligations only, the Parent Borrower.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.
          “Hong Kong Dollars” means the lawful currency of Hong Kong.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and any earnout obligations or similar deferred or contingent purchase price obligations not overdue or which do not appear as a liability on a balance sheet of such Person incurred in connection with any acquisition of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the Acquired Rights), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (to the extent of such Person’s interest in such property), whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all payment and performance obligations of every kind, nature and description of such Person under or in connection with Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of all calculations provided for in this Agreement, there shall be disregarded any Guarantee of any Person in respect of any Indebtedness of any other Person with which the accounts of such first Person are then required to be consolidated in accordance with GAAP. For the avoidance of doubt, any amounts available and not drawn under the Commitment shall be deemed not to be Indebtedness.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Parent Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
          “Insolvent” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Interest Election Request” means a request by the Parent Borrower to convert or continue a Borrowing in accordance with Section 2.06.
          “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, beginning June 30, 2011, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
          “Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Parent Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of Equity Interests or other securities of, or any assets constituting a business unit of, any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and unpaid interest accrued in respect of Indebtedness owing by, such other Person shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person and (c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.
          “Issuing Bank” means, as the context may require, (a) JPMorgan Chase Bank, N.A., with respect to Letters or Credit issued by it or (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.04(l), with respect to Letters of Credit issued by it, and in each case its successors in such capacity as provided in Section 2.04(j). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, however, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by the Parent Borrower under Section 2.13 or 2.15 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, provided, further, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.10(b).
          “JPMorgan” means JPMorgan Chase Bank, N.A.
          “Judgment Currency” has the meaning assigned to such term in Section 10.13(b).
          “Lauren” means Ralph Lauren, an individual.
          “LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (other than Alternative Currency Letters of Credit) at such time, (b) the aggregate amount of all LC Disbursements under Letters of Credit (other than Alternative Currency Letters of Credit) that have not yet been reimbursed by or on behalf of the Parent Borrower at such time and (c) the Alternative Currency LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a New Lender Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit.
          “LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 or in the case of any Alternative Currency, the applicable Reuters Page (or on any successor or substitute page (or screen) of such Reuters Screen, or any successor to or substitute for such Reuters Screen, providing rate quotations comparable to those currently provided on such page (or screen) of such Reuters Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in dollars or the applicable Alternative Currency, as the case may be) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in dollars or the applicable Alternative Currency, as the case may be, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in dollars or the applicable Alternative Currency of $5,000,000 or the Dollar Equivalent thereof, as applicable, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan Documents” means this Agreement and the Guarantee Agreement
          “Loan Party” means the Borrowers and the Guarantors.
          “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and the Subsidiaries taken as a whole or (b) the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.

For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Maturity Date” means March 10, 2016.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Income” (“Net Loss”) means with respect to any Person or group of Persons, as the case may be, for any fiscal period, the difference between (a) gross revenues of such Person or group of Persons and (b) all costs, expenses and other charges incurred in connection with the generation of such revenue (including, without limitation, taxes on income), determined on a consolidated or combined basis, as the case may be, and in accordance with GAAP.
          “New Lender” has the meaning assigned to such term in Section 2.01(c).
          “New Lender Supplement” has the meaning assigned to such term in Section 2.01(c).
          “Non-U.S. Lender” means any Lender that is organized under the laws of (or the applicable lending office of which is located in) a jurisdiction other than that in which the Parent Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the Federal Funds Effective Rate, and (b) with respect to any amount denominated in an Alternative Currency, either (i) the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Alternative Currency to major banks in such interbank market or (ii) the overdraft costs charged by the applicable external account bank of the Administrative Agent in respect of the applicable principal amount for such Alternative Currency.

          “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
          “Parent Borrower” means Polo Ralph Lauren Corporation, a Delaware corporation.
          “Parent Borrower Obligations” means the unpaid principal of and interest on the Loans made to and reimbursement obligations of the Parent Borrower (including, without limitation, interest accruing after the maturity of the Loans made to and reimbursement obligations of the Parent Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Parent Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Parent Borrower pursuant hereto) or otherwise.
          “Participant” has the meaning set forth in Section 10.04(c)(i).
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Acquisition” means any acquisition (in one transaction or a series of related transactions) by the Parent Borrower or any Subsidiary, on or after the Effective Date (whether effected through a purchase of Equity Interests or assets or through a merger, consolidation or amalgamation), of (i) another Person including the equity interest of any Person in which the Borrower or any Subsidiary owns an equity interest, (ii) the assets constituting all or substantially all of a business or operating business unit of another Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such license’s rights under such license) under a trademark license to such licensee from the Parent Borrower or any of its Affiliates, provided that:
     (a) the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in a Related Line of Business;
     (b) no Default shall have occurred and be continuing at the time thereof or would result therefrom;
     (c) such acquisition shall be effected in such manner so that the acquired Equity Interests, assets or rights are owned either by the Parent Borrower or a Subsidiary and, if effected by merger, consolidation or amalgamation, the continuing, surviving or resulting entity shall be the Parent Borrower or a Subsidiary, provided that, nothing in this clause shall be deemed to limit the ability of the Parent Borrower or any Subsidiary to grant to a different licensee any acquired license rights described in clause (iii) above (or any rights derivative therefrom); and
     (d) the Parent Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenant contained in Section 6.07 recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance.
          “Permitted Encumbrances” means:
          (a) Liens imposed by law for taxes and duties, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;
     (b) landlords, carriers’, warehousemen’s, mechanics’, shippers’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or regulations, and pledges and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
     (d) pledges and deposits to secure the performance of tenders, bids, trade contracts, leases, public or statutory obligations, warranty requirements, surety and appeal bonds, bonds posted in connection with actions, suits or proceedings, performance and bid bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) Liens incurred in the ordinary course of business in connection with the sale, lease, transfer or other disposition of any credit card receivables of the Parent Borrower or any of its Subsidiaries;
     (f) judgment, attachment or other similar liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
     (g) easements, zoning restrictions, restrictive covenants, encroachments, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary; and
     (h) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are directly and fully guaranteed or insured by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);
     (b) investments in commercial paper having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody’s;
     (c) investments in certificates of deposit, eurocurrency time deposits, banker’s acceptances and time deposits maturing within three years from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any commercial bank which has a combined capital and surplus and undivided profits of not less than $100,000,000;
     (d) repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
     (e) securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth or territory, political subdivision, taxing authority or foreign government (as the case may be) are rated, at such date of acquisition, at least A- by S&P or A3 by Moody’s;
     (f) securities with maturities of three years or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition;
     (g) shares of money market funds that (i) comply with the criteria set forth in (a) Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended or (b) Securities and Exchange Commission Rule 3c-7 under the Investment Company Act of 1940, as amended and (ii) have portfolio assets of at least (x) in the case of funds that invest exclusively in assets satisfying the requirements of clause (a) of this definition, $250,000,000 and (y) in all other cases, $500,000,000;
     (h) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (g) above that are available in local markets; and
     (i) corporate debt obligations with a Moody’s rating of at least A3 or an S&P rating of at least AA-, or their equivalent, as follows:

     (i) corporate notes and bonds; and
     (ii) medium term notes.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, but not including any Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA).
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with the extension of credit to debtors); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Priority Indebtedness” means (a) Indebtedness of the Parent Borrower or any Subsidiary (other than that described in Section 6.01(e)) secured by any Lien on any asset(s) of the Parent Borrower or any Subsidiary and (b) Indebtedness of any Subsidiary which is not a Guarantor, in each case owing to a Person other than the Parent Borrower or any Subsidiary.
          “Register” has the meaning set forth in Section 10.04(b)(iv).
          “Related Line of Business” means: (a) any line of business in which the Parent Borrower or any of its Subsidiaries is engaged as of, or immediately prior to, the Effective Date, (b) any wholesale, retail or other distribution of products or services under any domestic or foreign patent, trademark, service mark, trade name, copyright or license or (c) any similar, ancillary or related business and any business which provides a service and/or supplies products in connection with any business described in clause (a) or (b) above.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Required Lenders” means, subject to Section 2.19(b), at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
          “Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Regulation Section 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).
          “Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws, Articles or Certificate of Formation and Operating Agreement, or Certificate of Partnership or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Revolving Credit Exposure” means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.
          “S&P” means Standard & Poor’s.
          “Specified Cash Management Agreement” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any of the Subsidiary Borrowers and any Lender or affiliate thereof.
          “Specified Swap Agreement” means any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Parent Borrower or any of the Subsidiary Borrowers and any Person that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into.
          “Standby Letter of Credit” means an irrevocable letter of credit pursuant to which an Issuing Bank agrees to make payments in dollars or an Alternative Currency for the account of the Parent Borrower or jointly and severally for the account of the Parent Borrower and any of its Subsidiaries in respect of obligations of the Parent Borrower or any of its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Parent Borrower or any of its Subsidiaries is or proposes to become a party in the ordinary course of the Parent Borrower’s or any of its Subsidiaries’ business, including, but not limited to, for insurance purposes and in connection with lease transactions.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, directly or indirectly, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary” means any subsidiary of the Parent Borrower.
          “Subsidiary Borrower” means, as applicable, Acqui Polo C.V., a partnership organized under the laws of the Netherlands, Polo Ralph Lauren Kabushiki Kaisha, a corporation organized under the laws of Japan, or Polo Ralph Lauren Asia Pacific Limited, a corporation organized under the laws of Hong Kong.
          “Subsidiary Obligations” means the unpaid principal of and interest on the Loans made to and reimbursement obligations of each Subsidiary Borrower (including, without limitation, interest accruing after the maturity of the Loans made to and reimbursement obligations of such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Subsidiary Borrowers to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option, cap or collar agreements or similar agreement involving, or settled by reference to, one or more interest or exchange rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or the Subsidiaries shall be a Swap Agreement.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and by the Guarantors of the Guarantee Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “Voting Stock” means stock of any class or classes (however designated), or other Equity Interests, of any Person, the holders of which are at the time entitled, as such holders, to vote for the election of the directors or other governing body of the Person involved, whether or not the right so to vote exists by reason of the happening of a contingency.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Yen” means the lawful currency of Japan.
          “Yen Borrower” means Polo Ralph Lauren Kabushiki Kaisha, a corporation organized under the laws of Japan.
          Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”) or currency (e.g., an “Alternative Currency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”) or currency (e.g., an “Alternative Currency Borrowing”).
          Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under

Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard or the corresponding Accounting Standards Codification Topic, as applicable, having a similar effect); provided further that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
          Section 1.05 Exchange Rates. (a) For purposes of calculating the Dollar Equivalent of the principal amount of any Loan denominated in an Alternative Currency, the Alternative Currency LC Exposure at any time and the Dollar Equivalent at the time of issuance of any Alternative Currency Letter of Credit then requested to be issued pursuant to Section 2.04(b), the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Alternative Currency in which any requested or outstanding Loan or Alternative Currency Letter of Credit is denominated and shall apply such Exchange Rate to determine such amount (in each case after giving effect to any Loan to be made or repaid or Letter of Credit to be issued or to expire or terminate on or prior to the applicable date for such calculation).
          (b) For purposes of (i) determining the amount of Indebtedness incurred, outstanding or proposed to be incurred or outstanding under Section 6.01 (but excluding, for the avoidance of doubt, any calculation of Consolidated Net Worth or Consolidated EBITDAR), (ii) determining the amount of obligations secured by Liens incurred, outstanding or proposed to be incurred or outstanding under Section 6.02, or (iii) determining the amount of Material Indebtedness, the net assets of a Person or judgments outstanding under paragraphs (f), (g), (h), (i), (j) or (k) of Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Exchange Rate on the applicable date, provided that no Default shall arise as a result of any limitation set forth in dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in Exchange Rates from those rates applicable at the time or times Indebtedness or obligations secured by Liens were initially consummated or acquired in reliance on the exceptions under such Sections.
ARTICLE II
The Credits
          Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in dollars or an Alternative Currency to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. The obligations of each Borrower under this Agreement are several although the Subsidiary Obligations are guaranteed by the Parent Borrower under Article IX.
          (b) The Parent Borrower and any one or more Lenders (including New Lenders) may from time to time after the Effective Date agree that such Lender or Lenders shall establish a new Commitment or Commitments or increase the amount of its or their Commitment or Commitments by executing and delivering to the Administrative Agent, in the case of each New Lender, a New Lender Supplement meeting the requirements of Section 2.01(c) or, in the case of each Lender which is not a New Lender, a Commitment Increase Supplement meeting the requirements of Section 2.01(d). Notwithstanding the foregoing, without the consent of the Required Lenders, (x) the aggregate amount of incremental Commitments established or increased after the Effective Date pursuant to this paragraph shall not exceed $250,000,000, (y) unless otherwise agreed to by the Administrative Agent, each increase in the aggregate Commitments effected pursuant to this paragraph shall be in a minimum aggregate amount of at least $15,000,000 and (z) unless otherwise agreed by the Administrative Agent, increases in Commitments may be effected on no more than three occasions pursuant to this paragraph. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.
          (c) Any additional bank, financial institution or other entity which, with the consent of the Parent Borrower and the Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.01(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender, with a Commitment in the amount set forth therein that is effective on the date specified therein, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
          (d) Any Lender, which, with the consent of the Parent Borrower and the Administrative Agent, elects to increase its Commitment under this Agreement shall execute and deliver to the Parent Borrower and the Administrative Agent a Commitment Increase Supplement specifying (i) the amount of such Commitment increase, (ii) the amount of such Lender’s total Commitment after giving effect to such Commitment increase, and (iii) the date upon which such Commitment increase shall become effective.
          (e) Unless otherwise agreed by the Administrative Agent, on each date upon which the Commitments shall be increased pursuant to this Section, each Borrower shall prepay all then outstanding Loans made to it, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.14 in connection therewith, and, to the extent it determines to do so, reborrow Loans from all the Lenders (after giving effect to the new and/or increased Commitments becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between each applicable Borrower and the respective Lenders.

          Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Parent Borrower may request on its own behalf or on behalf of any other Borrower in accordance herewith; provided that the Parent Borrower shall not be entitled to request ABR Loans on behalf of the Yen Borrower. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; and provided, further, that no such option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by a Loan Party under Section 2.13 or 2.15 that are in excess of those that would be payable under such Section if such option were not exercised.
          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is (i) in the case of a Eurocurrency Borrowing denominated in dollars, an integral multiple of $500,000 and not less than $5,000,000 and (ii) in the case of an Alternative Currency Borrowing, the Dollar Equivalent of an integral multiple of $500,000 and not less than the Dollar Equivalent of $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          (e) Each Lender may, at its option, make any Loan available to any Subsidiary Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not increase the costs to such Subsidiary Borrower with respect to such Loan or affect the obligation of such Subsidiary Borrower to repay such Loan in accordance with the terms of this Agreement.
          Section 2.03 Requests for Borrowings. To request a Loan, the Parent Borrower (on its own behalf or on behalf of any other Borrower) shall notify the Administrative Agent of such request by hand delivery, telecopy or (pursuant to procedures approved by the Administrative Agent) electronic transmission to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Parent

Borrower (a) in the case of a Eurocurrency Borrowing denominated in dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
     (i) the Borrower of the requested Borrowing;
     (ii) the aggregate amount of such Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
     (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
     (vi) in the case of a Eurocurrency Borrowing, the currency in which such Borrowing is to be denominated; and
     (vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing (i) if such Borrowing is to be denominated in dollars, shall be an ABR Borrowing and (ii) if such Borrowing is to be denominated in an Alternative Currency, shall be a Eurocurrency Borrowing. If no election as to the currency of the requested Borrowing is specified, then the requested Revolving Borrowing shall be denominated in dollars. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          Section 2.04 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) in the form of Commercial Letters of Credit or Standby Letters of Credit. Each Letter of Credit shall be issued for the account of the Parent Borrower or jointly and severally for the account of the Parent Borrower and a Subsidiary, in a form reasonably acceptable to the applicable Issuing Bank (provided that each Letter of Credit shall provide for payment against sight drafts drawn thereunder), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower

(or the Parent Borrower and a Subsidiary) to, or entered into by the Parent Borrower (or the Parent Borrower and a Subsidiary) with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit identified on Schedule 2.04 shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Lender to exceed any limits imposed by, any applicable Requirement of Law.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower shall hand deliver, telecopy or (pursuant to procedures approved by the applicable Issuing Bank) electronically transmit to the applicable Issuing Bank and, in the case of a Commercial Letter of Credit if the Administrative Agent shall have so requested and in the case of all Standby Letters of Credit, the Administrative Agent (in the case of (i) Letters of Credit denominated in dollars, reasonably in advance of the requested date of issuance, amendment, renewal or extension, (ii) Letters of Credit denominated in Euros, prior to 12:00 noon, New York City time, three Business Days in advance of the requested date of issuance, amendment, renewal or extension and (iii) Letters of Credit denominated in any Alternative Currencies other than Euros, prior to 12:00 noon, New York City time, four Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the currency in which such Letter of Credit is to be denominated (which shall be dollars or, subject to Section 2.18, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, provided that in no event shall any Issuing Bank other than JPMorgan Chase Bank, N.A. or one or more other Issuing Banks designated from time to time by the Parent Borrower and reasonably acceptable to the Administrative Agent issue any Alternative Currency Letter of Credit hereunder. If requested by the applicable Issuing Bank, the Parent Borrower (or the Parent Borrower and a Subsidiary) also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure with respect to Standby Letters of Credit shall not exceed $150,000,000, (ii) the Dollar Equivalent of the LC Exposure with respect to Commercial Letters of Credit shall not exceed $250,000,000 and (iii) the total Revolving Credit Exposures shall not exceed the total Commitments. Subsequent to the receipt by any Issuing Bank of a Notification Instruction (as defined below) from the Administrative Agent which shall not have been withdrawn, such Issuing Bank will contact the Administrative Agent prior to the issuance or increase in any Letter of Credit to determine whether or not such issuance or increase would result in any of the limitations set forth in the preceding sentence being exceeded. For purposes of this Section 2.04(b), a “Notification Instruction” shall mean any instruction from the Administrative Agent requiring that an Issuing Bank make the calculations described in the preceding sentence, which instruction the Administrative Agent (i) may deliver at any time when it determines that the percentage which the aggregate Revolving Credit Exposures constitutes of the aggregate Commitments then in effect is greater than 80% and (ii) will withdraw when it determines that such percentage is equal to or less than 80%. For purposes of the third preceding sentence the amount of any Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof calculated on the basis of the applicable Exchange Rate determined in accordance with Section 1.05.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods not exceeding one year each pursuant to customary “evergreen” provisions (which shall in no event extend beyond the date referred to in clause (ii)).
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in dollars, for the account of such Issuing Bank, such Lender’s Applicable Percentage of (i) each LC Disbursement made by such Issuing Bank in dollars and (ii) the Dollar Equivalent, using the Exchange Rate at the time such payment is made, of each LC Disbursement made by such Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the Parent Borrower (or a Subsidiary) on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Parent Borrower (or a Subsidiary) for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default or failure to satisfy any of the conditions set forth in Article IV, the reduction or termination of the Commitments, any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever, any adverse change in the condition (financial or otherwise) of any Borrower, any breach of this Agreement or any other Loan Document by the Borrower or any other Loan Party or any other Lender or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to such Letter of Credit) shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to such LC Disbursement in dollars, on the date that such LC Disbursement is made (or, if such date is not a Business Day, on or before the next Business Day); provided that, if such LC Disbursement is made under an Alternative Currency Letter of Credit, automatically and with no further action required, the Parent Borrower’s (or such Subsidiary’s) obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rate at the time such payment is made, of such LC Disbursement, and provided, further, that, in the case of any such reimbursement obligation which is in an amount of not less than $500,000, the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed in dollars with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Parent Borrower’s (and such Subsidiary’s) obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Parent Borrower (or such Subsidiary) fails to make when due any reimbursement payment required pursuant to this paragraph, the applicable Issuing Bank shall immediately notify the Administrative Agent, which shall promptly notify each Lender of the applicable LC Disbursement, the Dollar Equivalent thereof calculated in accordance with the preceding sentence (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the reimbursement payment then due from the Parent Borrower (or such Subsidiary) in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender (other than such Issuing Bank) shall pay to the Administrative Agent in dollars its Applicable Percentage of the reimbursement payment then due from the Parent Borrower (or such Subsidiary), in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank in dollars the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower (or such Subsidiary) pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower (and such Subsidiary) of its obligation to reimburse such LC Disbursement.
          (f) Letter of Credit Fees.
     (i) Commercial Letter of Credit Fee. The Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question) agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank and the Lenders, a Commercial Letter of Credit fee calculated at the rate per annum equal to the Applicable Rate applicable to Commercial Letters of Credit from time to time in effect on the aggregate average daily amount available to be drawn (calculated, in the case of any Alternative Currency Letter of Credit, on the basis of the Dollar Equivalent thereof using the applicable Exchange Rate in effect on the date payment of such fee is due) under each Commercial Letter of Credit issued hereunder. Commercial Letter of Credit Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifth Business Day following such last day, commencing on the first such date to occur after the date hereof. The Administrative Agent will promptly pay to the Issuing Banks and the Lenders their pro rata shares of any amounts received from the Parent Borrower (or such Subsidiary) in respect of any such fees. Commercial Letter of Credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (ii) Standby Letter of Credit Fees. The Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question) agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank and the Lenders, a Standby Letter of Credit fee calculated at the rate per annum equal to the Applicable Rate applicable to Eurocurrency Loans from time to time in effect on the aggregate average daily amount available to be drawn (calculated, in the case of any Alternative Currency Letter of Credit, on the basis of the Dollar Equivalent thereof using the applicable Exchange Rate in effect on the date payment of such fee is due) under each Standby Letter of Credit issued hereunder (and in no event less than $500 with respect to each such Standby Letter of Credit). Standby Letter of Credit Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifth Business Day following such last day, commencing on the first such date to occur after the date hereof. The Administrative Agent will promptly pay to the Issuing Banks and the Lenders their pro rata shares of any amounts received from the Parent Borrower (or such Subsidiary) in respect of any such fees. Standby Letter of Credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (g) Obligations Absolute. The obligation of the Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question) to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent Borrower’s (or such Subsidiary’s) obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank. Notwithstanding the foregoing, nothing in this Section 2.04(g) shall be construed to excuse such Issuing Bank, the Lenders or the Administrative Agent from liability to the Parent Borrower (or such Subsidiary) to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower (and such Subsidiary) to the extent permitted by applicable law) suffered by the Parent Borrower

(or such Subsidiary) that are caused by (x) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (y) the gross negligence, bad faith or willful misconduct of such Issuing Bank, the Lenders or the Administrative Agent as found by a final, non-appealable judgment of a court of competent jurisdiction. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower (and the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question, if applicable) in writing (by hand delivery, telecopy or (pursuant to procedures approved by the Administrative Agent) electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question) of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
          (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Parent Borrower (or the Subsidiary that is jointly and severally liable with respect to the Letter of Credit in question) shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, including by financing such payment obligation with an ABR Loan in accordance with paragraph (e) of this Section (or, if such date is not a Business Day, on or prior to the next Business Day), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower (or such Subsidiary) reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Parent Borrower (or such Subsidiary) fails to reimburse such LC Disbursement when due (including by financing such payment obligation with an ABR Loan) pursuant to paragraph (e) of this Section, then Section 2.11(d) shall apply; and provided, further, that, in the case of an LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall accrue on the Dollar Equivalent, calculated using the Exchange Rate at the time such LC Disbursement was made, of such LC Disbursement. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (j) Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.04(f) and 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include a reference to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the then total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in dollars and in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower described in paragraph (h) or (i) of Article VII. Each deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower (and any Subsidiary for whose account a Letter of Credit has been issued) under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Parent Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed (to be applied ratably among them according to the respective aggregate amounts of the then unreimbursed LC Disbursements) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower (and each such Subsidiary) for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the then total LC Exposure), be applied to satisfy other obligations of the Parent Borrower (and each such Subsidiary) under this Agreement. If the Parent Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or, in accordance with Section 2.09(c), the total Revolving Credit Exposure exceeding

105% of the total Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been cured or waived or, as the case may be, the total Revolving Credit Exposure not exceeding the total Commitments.
          (l) Additional Issuing Banks. The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, provided that the total number of Issuing Banks at any time shall not exceed four. Any Lender designated as Issuing Bank pursuant to this paragraph (l) shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.
          (m) Reporting. Unless the Administrative Agent otherwise agrees, each Issuing Bank will report in writing to the Administrative Agent, with a copy to the Parent Borrower, (i) on the first Business Day of each week and on the second Business Day to occur after the last day of each March, June, September and December, and on such other dates as the Administrative Agent may reasonably request, the daily activity during the preceding week, calendar quarter or other period, as the case may be, with respect to Letters of Credit issued by it, including the aggregate outstanding LC Exposure with respect to such Letters of Credit on each day during such week, quarter or other period, in such form and detail as shall be satisfactory to the Administrative Agent, (ii) on any Business Day on which the Parent Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iii) such other information with respect to Letters of Credit issued by such Issuing Bank as the Administrative Agent may reasonably request.
          Section 2.05 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent and designated by the Parent Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available at such time in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the date such amount is made available to the applicable Borrower, the Administrative Agent shall promptly notify the Parent Borrower and any other applicable Borrower of such failure and shall also be entitled to recover such amount from the applicable Borrower, on demand, with interest thereon at the rate per annum applicable to ABR Loans hereunder accruing from the date of such Borrowing. If the Parent Borrower or the applicable Borrower shall pay to the Administrative Agent such corresponding amount, the Parent Borrower and such applicable Borrower shall have no further obligations to such Lender with respect to such amount.
          Section 2.06 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Parent Borrower (on its own behalf or on behalf of any other Borrower) may elect to convert such Borrowing (i) in the case of a Eurocurrency Borrowing denominated in dollars, to an ABR Borrowing; provided that a Eurocurrency Borrowing denominated in dollars requested by the Parent Borrower on behalf of the Yen Borrower shall not be convertible, in whole or in part, to an ABR Borrowing or (ii) in the case of an ABR Borrowing, to a Eurocurrency Borrowing denominated in dollars or to continue such Borrowing in the same currency and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower (on behalf of itself or any other Borrower) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
          (b) To make an election pursuant to this Section, the Parent Borrower (on its own behalf or on behalf of another Borrower) shall notify the Administrative Agent of such election by hand delivery, telecopy or electronic transmission (pursuant to procedures approved by the Administrative Agent) to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Parent Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.
          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
     (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Parent Borrower (on its own behalf or on behalf of another Borrower) shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Parent Borrower (on its own behalf or on behalf of another Borrower) fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing (i) if denominated in dollars, shall be converted to an ABR Borrowing and (ii) if denominated in an Alternative Currency, shall be converted to a one month Interest Period denominated in the same currency as the Eurocurrency Borrowing being continued. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          Section 2.07 Termination and Reduction of Commitments. (a) Unless previously terminated in accordance with this Agreement, the Commitments shall terminate on the Maturity Date.
          (b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000, or, if less than $1,000,000, the remaining amount of the total Commitments, and (ii) the Parent Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Commitments.
          (c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the

Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon another event, such as the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
          Section 2.08 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain a Register pursuant to Section 10.04(b)(iv) and an account for each Lender in which it shall record (i) the amount of each Loan made hereunder, the Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts and Register maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          Section 2.09 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay voluntarily any Borrowing made to such Borrower in whole or in part without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Parent Borrower (on its own behalf or on behalf of any other Borrower) shall notify the Administrative Agent in writing (by hand delivery, telecopy or (pursuant to procedures approved by the Administrative Agent) electronic transmission) of any voluntary prepayment hereunder prior to (i) in the case of ABR Loans, 11:00 a.m., New York City time, on such date of prepayment, (ii) in the case of Eurocurrency Loans denominated in dollars, 12:00 noon, New York City time, on the Business Day immediately preceding such date of prepayment, (iii) in the case of Eurocurrency Loans denominated in Euros, 12:00 noon, New York City time, three Business Days prior to such date of prepayment and (iv) in the case of Eurocurrency Loans denominated in any Alternative Currencies other than Euros, 12:00 noon, New York City time, four Business Days prior to such date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided that, if a notice of voluntary prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice the Administrative Agent shall advise the Lenders of the contents thereof. Each partial voluntary prepayment of any Borrowing shall be in an aggregate principal amount of $500,000 or a multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof). Each voluntary prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.
          (c) If on any Exchange Rate Date the Administrative Agent determines that the total Revolving Credit Exposure exceeds 105% of the total Commitments, the Borrowers shall within three Business Days after such date, prepay Loans and/or deposit cash collateral in an account with the Administrative Agent established and maintained in accordance with Section 2.04(k) in an aggregate amount such that, after deducting therefrom the amount so prepaid and/or so deposited in such account, the total Revolving Credit Exposure does not exceed the total Commitments. The Administrative Agent shall promptly release any collateral theretofore deposited with it pursuant to this Section 2.09 to the extent that on any Exchange Rate Date the total Revolving Credit Exposure does not exceed the total Commitments.
          (d) Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amounts payable pursuant to Section 2.14.
          Section 2.10 Fees. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Effective Date to the last day of the Availability Period, computed at the Applicable Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifth Business Day following such last day, commencing on July 7, 2011; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Parent Borrower agrees to pay to each Issuing Bank the fees agreed upon by the Parent Borrower with such Issuing Bank with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. For the avoidance of doubt, in any case where, in accordance with the second sentence of the definition of Issuing Bank, an Issuing Bank arranges for one or more Letters of Credit to be issued by an Affiliate of such Issuing Bank, the fees agreed upon by such Issuing Bank with the Parent Borrower shall be deemed to have been agreed upon by such Affiliate unless the Parent Borrower and such Affiliate otherwise agree.
          (c) The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Except as may be expressly agreed in writing between the Parent Borrower and the Administrative Agent with respect to fees to the Administrative Agent, fees paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the applicable Borrower).
          Section 2.11 Interest; Eurocurrency Tranches. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.
          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) The interest rate for Loans denominated in Alternative Currencies shall be subject to customary adjustments if and to the extent loans denominated in such Alternative Currencies are not customarily priced on a LIBO Rate basis; provided, however that such adjustments shall not apply to Loans denominated in Euros, Yen or Hong Kong Dollars.
          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of all of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          Section 2.12 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
     (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Parent Borrower (on its own behalf or on behalf of any other Borrower) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing; provided that (A) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted and (B) if the circumstances giving rise to such notice affect only one currency, then Borrowings in other permitted currencies shall be permitted. The Administrative Agent agrees to give prompt notice to the Parent Borrower when the circumstances that gave rise to a notice under this Section 2.12 no longer exist.
          Section 2.13 Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
     (iii) shall subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes indemnified under Section 2.15, (B) Excluded Taxes or (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender (or in the case of (iii) to such Administrative Agent, Lender or Issuing Bank) of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make such Loan) or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent Borrower will pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of any corporation controlling such Lender or such Issuing Bank) as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s or such controlling corporation’s policies with respect to capital adequacy), then from time to time the Parent Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such controlling corporation for any such reduction suffered.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, as the case may be, as specified in paragraph (a), (b) or (e) of this Section, containing (i) a reasonably detailed explanation of the basis on which such amount or amounts were calculated and the Change in Law by reason of which it has become entitled to be so compensated and (ii) confirmation of the matters set forth in the last sentence of Section 2.13(d), shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. No Lender or Issuing Bank shall be entitled to the benefits of this Section 2.13 unless such Lender or Issuing Bank shall have complied with the requirements of this Section 2.13. The Parent Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such

Issuing Bank’s right to demand such compensation; provided that the Parent Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding any other provision of this Section 2.13, no Lender or Issuing Bank shall demand compensation for any increased costs or reduction referred to above in this Section if it shall not then be the general policy of such Lender to demand such compensation in similar circumstances from comparable borrowers under comparable provisions of other credit agreements, if any (it being understood, for the avoidance of doubt, that a waiver by any Lender or Issuing Bank in any given case of its right to demand such compensation from any given borrower shall not, in and of itself, be deemed to constitute a change in the general policy of such Lender).
          (e) If the cost to any Lender of making or maintaining any Loan to a Subsidiary Borrower that is a Foreign Subsidiary is increased (or the amount of any sum received or receivable by any Lender or its lending office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Subsidiary Borrower is a Foreign Subsidiary, such Subsidiary Borrower shall indemnify such Lender for such increased cost or reduction within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), which such Lender shall make within ninety (90) days from the day such Lender has notice of such increased cost or reduction.
          Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss and reasonable cost and expense attributable to such event (excluding loss of margin). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, containing a reasonably detailed calculation of such amounts, shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. No Lender or Issuing Bank shall be entitled to the benefits of this Section 2.14 unless such Lender or Issuing Bank shall have complied with the requirements of this Section 2.14.
          Section 2.15 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the relevant Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such deductions and (iii) the applicable Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Each Loan Party shall indemnify the Administrative Agent, each Lender and any Issuing Bank, as promptly as possible but in any event within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, together with, to the extent available, a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to such Loan Party, delivered to such Loan Party as soon as practicable after any such payment by a Lender or any Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or any Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Each Lender (which includes, for purposes of this paragraph, an Issuing Bank) that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue

Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Lender (which includes, for purposes of this paragraph, an Issuing Bank) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Parent Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender establishing complete exemption from U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Parent Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Parent Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to any Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.
          (f) A Lender that is entitled to an exemption from or a reduction of non-U.S. withholding tax under the law of a jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
          (g) Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

          (h) If the Administrative Agent, a Lender or an Issuing Bank determines that it has received a refund which, in the good faith judgment of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is allocable to any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall promptly pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender or such Issuing Bank, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority attributable to such amount (including the reasonable out-of-pocket expenses described above of the Administrative Agent or such Lender or such Issuing Bank)) to the Administrative Agent or such Lender or such Issuing Bank in the event the Administrative Agent or such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender or an Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
          Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or an Issuing Bank, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars except (i) payments of principal of and interest on any Alternative Currency Loan shall be paid in the applicable currency and (ii) as provided in Section 2.04(k).
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees, expenses and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees, expenses and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees, expenses and other amounts then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the applicable Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

          (f) In order to expedite the transactions contemplated by this Agreement, each Subsidiary Borrower hereby appoints the Parent Borrower to act as agent on behalf of such Subsidiary Borrower for the purpose of (i) giving any notices or requests contemplated to be given by such Subsidiary Borrower pursuant to this Agreement, including, without limitation, Borrowing Requests, prepayment notices and Interest Election Requests and (ii) paying on behalf of such Subsidiary Borrower any Subsidiary Obligations owing by such Subsidiary Borrower; provided, that each Subsidiary Borrower shall retain the right, in its discretion, to give directly any or all of such notices or requests or to make directly any or all of such payments.
          (g) The obligations of each Borrower under this Agreement are several although the Subsidiary Obligations are guaranteed by the Parent Borrower under Article IX.
          Section 2.17 Mitigation Obligations; Replacement of Lenders. (a) If any Lender (including any Issuing Bank) requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender (including any Issuing Bank) or any Governmental Authority for the account of any Lender (including any Issuing Bank) pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or interests in Letters of Credit) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender (including any Issuing Bank), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender (including any Issuing Bank) to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (including any Issuing Bank).
          (b) If (i) any Lender (including any Issuing Bank) requests compensation under Section 2.13, (ii) any Borrower is required to pay any additional amount to any Lender (including any Issuing Bank) or any Governmental Authority for the account of any Lender (including any Issuing Bank) pursuant to Section 2.15, (iii) any Lender is a Defaulting Lender or (iv) any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 66 2/3% for this purpose) has been obtained), then the Parent Borrower may, at its sole expense (in the case of clauses (i), (ii) and (iv) of this Section 2.17(b) only), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04, provided that the Parent Borrower shall be required to pay the processing and recordation fee referred to in Section 10.04(b)(ii)(C)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) (and, if such Lender is an Issuing Bank, all Letters of Credit issued by it shall have been cancelled or other arrangements reasonably satisfactory to such Issuing Bank shall have been made with respect to such Letters of Credit), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (iv) in the case of an assignment pursuant to clause (iv) above, no Default shall have occurred and be continuing. A Lender (including any Issuing Bank) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply. No such assignment shall be deemed to be a waiver of any rights which any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
          Section 2.18 Change in Law. If (a) any Change in Law shall make it unlawful for any Issuing Bank to issue Letters of Credit denominated in an Alternative Currency or (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Bank to issue Letters of Credit denominated in such Alternative Currency, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall promptly be withdrawn whenever such circumstances no longer exist), such Issuing Bank may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (until such notice is withdrawn) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Bank.
          Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Available Commitment of such Defaulting Lender pursuant to Section 2.10(a);
          (b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby;
          (c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
     (i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitments but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;
     (iii) if the Parent Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.04(f) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.04(f) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment; and
     (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable under Section 2.04(f) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
          (d) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.19(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
          If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank, as the case may be, shall have entered into arrangements with the Parent Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.
          In the event that the Administrative Agent, the Parent Borrower and the Issuing Bank each agrees, acting in good faith and a commercially reasonable manner, that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s

Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment.
ARTICLE III
Representations and Warranties
          The Parent Borrower represents and warrants and each Subsidiary Borrower represents and warrants (to the extent specifically applicable to such Subsidiary Borrower) to the Lenders that:
          Section 3.01 Organization; Powers. Each of the Borrowers, the Guarantors and the Parent Borrower’s Significant Subsidiaries (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations) is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Parent Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or any material agreement or other material instrument binding upon Parent Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Parent Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Parent Borrower or any of its Subsidiaries.
          Section 3.04 Financial Condition; No Material Adverse Change. (a) The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended April 3, 2010, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended January 1, 2011, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) Since April 3, 2010, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries, taken as a whole.
          Section 3.05 Properties. (a) Each of the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or such other defects as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (b) Each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting Parent Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except for litigation disclosed prior to February 2, 2011 in reports publicly filed by the Parent Borrower under the Securities Exchange Act of 1934, as amended) or (ii) that involve this Agreement or the Transactions.
          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          Section 3.07 Compliance with Laws and Agreements. (a) Each of the Parent Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          (b) Neither the Parent Borrower or its Subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Parent Borrower and its Subsidiaries will not directly or indirectly use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or for the purpose of financing any activity that is prohibited as to U.S. persons under U.S. sanctions administered by OFAC.
          Section 3.08 Investment Company Status. Neither the Parent Borrower nor any of its Subsidiaries is required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.
          Section 3.09 Taxes. Each of the Parent Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.10 ERISA. (i) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder, and each Foreign Plan is in compliance with applicable non-United States law and regulations thereunder, and (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.
          Section 3.11 Disclosure. All of the reports, financial statements and certificates furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or hereafter delivered hereunder or reports filed pursuant to the Securities Exchange Act of 1934, as amended (as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower and the Subsidiary Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 3.12 Subsidiary Guarantors. Set forth on Schedule 3.12 is a list of each Subsidiary which, in accordance with Section 4.01(b), is required to be a Guarantor under the Guarantee Agreement on the Effective Date.
ARTICLE IV
Conditions
          Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent shall have received the Guarantee Agreement executed and delivered by (i) each Domestic Subsidiary which is a guarantor under the Existing Credit Agreement and (ii) each Domestic Subsidiary, if any, which, as of the Effective Date, is a Significant Subsidiary (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations) and which is not a guarantor under the Existing Credit Agreement.
     (c) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it that all obligations of the Parent Borrower under the Existing Credit Agreement (other than the indemnity and other obligations (including obligations in relation to the letters of credit identified on Schedule 2.04) that expressly survive the termination thereof) shall have been paid in full, and all commitments of the Lenders to extend credit thereunder shall have been terminated.
     (d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kelley Drye & Warren LLP, counsel for the Loan Parties, substantially in the form of Exhibit B. The Borrowers hereby request Kelley Drye & Warren LLP to deliver the opinion provided for in the preceding sentence.

     (e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions by the Loan Parties and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
     (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent Borrower hereunder.
     The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, but excluding a conversion of all or a portion of a Borrowing from one Type to the other or a continuation of all or a portion of a Borrowing of the same Type pursuant to Section 2.06, and of each Issuing Bank to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, increase, renewal or extension of such Letter of Credit, as applicable (other than such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, however, that if the proceeds of such Loan are being used to refinance maturing commercial paper issued by the Parent Borrower, then the representations and warranties in Sections 3.04(b) and 3.06(a) shall not apply.
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
          Section 4.03 Additional Condition to Initial Borrowing by Subsidiary Borrowers. The obligations of the Lenders to make the initial Loan to a particular Subsidiary Borrower shall not become effective, with respect to such Subsidiary Borrower, until the date on which the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of non-U.S. counsel for such Subsidiary Borrower in form and substance customary and typical for such opinion and reasonably satisfactory to the Administrative Agent.
ARTICLE V
Affirmative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:
          Section 5.01 Financial Statements; Ratings Change and Other Information. The Parent Borrower will furnish to each Lender through the Administrative Agent:
     (a) within 90 days after the end of each Fiscal Year, the Parent Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that, so long as the Parent Borrower is required to file reports under Section 13 of the Securities and Exchange Act of 1934, as amended, the requirements of this paragraph shall be deemed satisfied by the delivery of, the Annual Report of the Parent Borrower on Form 10-K (or any successor form as prescribed by the Securities and Exchange Commission) for such Fiscal Year, signed by the duly authorized officer or officers of the Parent Borrower;
     (b) within 60 days after the end of each of the first three Fiscal Quarters, the Parent Borrower’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that, so long as the Parent Borrower is required to file reports under Section 13 of the Securities and Exchange Act of 1934, as amended, the requirements of this paragraph shall be deemed satisfied by the delivery of the Quarterly Report of the Parent Borrower on Form 10-Q (or any successor form as prescribed by the Securities and Exchange Commission) for the relevant Fiscal Quarter, signed by the duly authorized officer or officers of the Parent Borrower.
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Borrower (i) stating that he or she has obtained no knowledge that a Default has occurred (except as set forth in such certificate), (ii) if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07; and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had an effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
     (e) promptly after the same become publicly available, copies of all other periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be;
     (f) promptly after the Parent Borrower shall have received notice that Moody’s or S&P has announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and
     (g) promptly following any request therefor, such other information regarding the business affairs or financial position of the Parent Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent on behalf of any Lender may reasonably request.
          Section 5.02 Notices of Material Events. The Parent Borrower will furnish to the Lenders through the Administrative Agent prompt written notice of the following after the Parent Borrower shall have obtained knowledge thereof:

     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in an aggregate amount exceeding $10,000,000; and
     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          Section 5.03 Existence; Conduct of Business. The Parent Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except, in each case (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Borrowers and the Guarantors), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.
          Section 5.04 Payment of Obligations. The Parent Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.05 Maintenance of Properties; Insurance. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Parent Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for surplus and obsolete properties, and (b) maintain, with financially sound and reputable insurance companies, insurance on such of its property and in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          Section 5.06 Books and Records; Inspection Rights. The Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. The Parent Borrower will, and will cause each of its Subsidiaries to, on an annual basis at the request of the Administrative Agent (or at any time after the occurrence and during the continuance of a Default), permit any representatives designated by the Administrative Agent or any Lender (at such Lender’s expense), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than materials protected by the attorney-client privilege and materials which the Parent Borrower or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it), and to discuss its affairs, finances and condition with its officers and independent accountants, so long as afforded opportunity to be present, all during reasonable business hours. It is understood that so long as no Event of Default has occurred and is continuing, such visits and inspections shall be coordinated through the Administrative Agent.
          Section 5.07 Compliance with Laws. The Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to finance the working capital needs, capital expenditures, Permitted Acquisitions, Investments permitted under Section 6.05 and general corporate purposes of the Parent Borrower and its Subsidiaries (including the initiation and maintenance of a commercial paper program, the refinancing of commercial paper and the refinancing of the Existing Credit Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying any “margin stock” as defined in Regulation T, U or X of the Board or for any other purpose that entails a violation of any such regulations. The Commercial Letters of Credit shall be used solely to finance purchases of goods by the Parent Borrower and its Subsidiaries in the ordinary course of their business, and the Standby Letters of Credit shall be used solely for the purposes described in the definition of such term in Section 1.01.
          Section 5.09 Guarantee Agreement Supplement. Each Domestic Subsidiary that becomes a Significant Subsidiary subsequent to the Effective Date shall promptly (and in any event within 60 days of becoming a Significant Subsidiary) execute and deliver to the Administrative Agent (with a counterpart for each Lender) a supplement to the Guarantee Agreement pursuant to which such Subsidiary shall become a party thereto as a Guarantor, together with such other documents and legal opinions with respect thereto as the Administrative Agent shall reasonably request (which documents and opinions shall be in form and substance reasonably satisfactory to the Administrative Agent).

ARTICLE VI
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:
          Section 6.01 Indebtedness. The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness created hereunder and under the other Loan Documents;
     (b) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;
     (c) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary;
     (d) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary;
     (e) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any real property, fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred no more than 90 days prior to or within 90 days after such acquisition or the completion of such construction or improvement;
     (f) Indebtedness acquired or assumed in Permitted Acquisitions and extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof or have different obligors;
     (g) Priority Indebtedness (excluding any Indebtedness permitted by Sections 6.01(e) and (f)) in an aggregate principal amount at any one time outstanding not to exceed 10% of the Parent Borrower’s then Consolidated Net Worth;
     (h) Unsecured Indebtedness (excluding any Indebtedness permitted by Section 6.01(f)), not otherwise permitted by this Section, of any Borrower or any Subsidiary which is a Guarantor so long as (i) on a pro forma basis after giving effect to the incurrence of such Indebtedness, the ratio of (x) Adjusted Debt then outstanding to (y) Consolidated EBITDAR for the then most recently ended period of four consecutive Fiscal Quarters for which financial statements shall have been delivered to the Lenders pursuant to Section 5.01 is not greater than 3.75 to 1.00; and

     (i) Indebtedness under Swap Agreements not entered into for speculative purposes.
          For purposes of this subsection 6.01, any Person becoming a Subsidiary of the Parent Borrower after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Subsidiary, and any Indebtedness assumed by the Parent Borrower or any of its Subsidiaries shall be deemed to have been incurred on the date of assumption.
          Section 6.02 Liens. The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Permitted Encumbrances;
     (b) Liens existing on the Effective Date and set forth on Schedule 6.02;
     (c) any Lien on any property or asset of the Parent Borrower or any Subsidiary securing Indebtedness permitted by Section 6.01(e) incurred to acquire, construct or improve such property or asset;
     (d) Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Parent Borrower or any of its Subsidiaries with such Person in the ordinary course of the Parent Borrower’s or such Subsidiary’s business) otherwise payable to the Parent Borrower or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Parent Borrower or such Subsidiary on an arm’s-length basis;
     (e) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
     (f) Liens securing Indebtedness described in clause (a) of the definition of Priority Indebtedness;
     (g) Liens securing Indebtedness permitted under Section 6.01(c);
     (h) Bankers’ liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;
     (i) Liens attaching solely to cash earnest money or similar deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition; and

     (j) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to consignments, provided that such Liens extend solely to the assets subject to such consignments.
          Section 6.03 Sale of Assets. The Parent Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of the Parent Borrower and its Subsidiaries taken as a whole.
          Section 6.04 Fundamental Changes. (a) The Parent Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary (including a Guarantor) may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that, in the case of a merger of a Subsidiary that is not a Subsidiary Borrower into a Subsidiary Borrower in which the surviving Subsidiary is not the Subsidiary Borrower, the surviving Subsidiary shall execute and deliver to the Administrative Agent an assumption agreement expressly assuming the Subsidiary Obligations of such Subsidiary Borrower under this Agreement), and (iii) any Subsidiary may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and except that the Parent Borrower or any Subsidiary may effect any acquisition permitted by Section 6.05 by means of a merger of the Person that is the subject of such acquisition with the Parent Borrower or any of its Subsidiaries (provided that, in the case of a merger with the Parent Borrower, the Parent Borrower is the survivor); and
          (b) The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Related Line of Business; provided, that the Parent Borrower and any Subsidiary may engage in any business or businesses which are not Related Lines of Business, so long as the Investments made by the Parent Borrower and/or the Subsidiaries in such businesses do not exceed $500,000,000 in the aggregate, which amount shall be included in the aggregate amount for Investments permitted under Section 6.05(j).
          Section 6.05 Investments, Loans, Advances, Guarantees and Acquisitions. The Parent Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or the rights of any licensee under a trademark license to such licensee from the Parent Borrower or any of its Affiliates, except:
          (a) Permitted Investments;

          (b) investments by the Parent Borrower or a Subsidiary in the capital stock of its Subsidiaries;
          (c) loans or advances made by the Parent Borrower to, and Guarantees by the Parent Borrower of obligations of, any Subsidiary, and loans or advances made by any Subsidiary to, and Guarantees by any Subsidiary of obligations of, the Parent Borrower or any other Subsidiary;
          (d) Guarantees constituting Indebtedness permitted by Section 6.01;
          (e) advances or loans made in the ordinary course of business to employees of the Parent Borrower and its Subsidiaries;
          (f) existing Investments not otherwise permitted under this Agreement and described in Schedule 6.05 hereto;
          (g) Investments received in connection with the bona fide settlement of any defaulted Indebtedness or other liability owed to the Parent Borrower or any Subsidiary;
          (h) Permitted Acquisitions; provided that if, as a result of a Permitted Acquisition, (i) a new Domestic Subsidiary shall be created and such Domestic Subsidiary is a “Significant Subsidiary” (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations) or (ii) any then existing Domestic Subsidiary shall become such a Significant Subsidiary, such Domestic Subsidiary shall thereafter become party to the Guarantee Agreement as a Guarantor in accordance with Section 5.09;
          (i) Swap Agreements not entered into for speculative purposes; and
          (j) Investments, in addition to Investments permitted under clauses (a) through (h) of this Section 6.05, but including Investments permitted under Section 6.04(b), made after the date hereof in an aggregate amount not to exceed $500,000,000 in any Person or Persons.
          Section 6.06 Transactions with Affiliates. The Parent Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, (a) any of its Affiliates, (b) a spouse or any relative (by blood, adoption or marriage) within the third degree of any such Affiliate or (c) any other Person which is an Affiliate of any such spouse or relative, except (x) in the ordinary course of business at prices and on terms and conditions, in the aggregate (taking into account all of the Parent Borrower’s or such Subsidiary’s transactions with, and the benefits to the Parent Borrower and its Subsidiaries derived from the Parent Borrower’s or such Subsidiary’s Investment in, such Affiliate), not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, excluding customary compensation paid to, and indemnity provided on behalf of, directors, officers and employees of the Parent Borrower and any Subsidiary and (y) transactions between or among the Parent Borrower and its Subsidiaries not involving any other Affiliate.

          Section 6.07 Consolidated Leverage Ratio. The Parent Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters ending after the Effective Date to be greater than 3.75 to 1.00.
ARTICLE VII
Events of Default
          If any of the following events (“Events of Default”) shall occur:
     (a) any Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and such failure to pay such reimbursement obligation shall continue unremedied for a period of two Business Days;
     (b) any Borrower shall fail to pay any interest on any Loan or unreimbursed LC Disbursement or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
     (c) any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with this Agreement or the Guarantee Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the Guarantee Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 (with respect to each Borrower’s existence) or 5.08 or in Article VI;
     (e) the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);
     (f) the Parent Borrower or any Subsidiary shall fail to make any payment of principal or interest, regardless of amount, in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created, and, prior to any termination of Commitments or the acceleration of payment of Loans pursuant to this Article VII, such failure is not waived in writing by the holders of such Material Indebtedness;
     (g) any event or condition occurs (after giving effect to any applicable grace periods and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of an acceleration or similar notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided, however, that the occurrence of any of the events specified in this paragraph (h) with respect to any Person other than the Parent Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (h) and in paragraphs (i) and (j) of this Article VII shall have occurred shall have exceeded $50,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event;
     (i) the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, that the occurrence of any of the events specified in this paragraph (i) with respect to any Person other than any Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (i) and in paragraphs (h) and (j) of this Article VII shall have occurred shall have exceeded $50,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event;
     (j) the Parent Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; provided, however, that the occurrence of any of the events specified in this paragraph (j) with respect to any Person other than any Borrower shall not be deemed to be an Event of Default unless (x) the net assets of such Person, determined in accordance with GAAP, shall have exceeded $20,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event and/or (y) the aggregate net assets of all Loan Parties and other Subsidiaries in respect of which any of the events specified in this paragraph (j) and in paragraphs (h) and (i) of this Article VII shall have occurred shall have exceeded $50,000,000 as of the date of the most recent audited financial statements delivered to the Lenders pursuant to Section 5.01 or on the date of occurrence of any such event;
     (k) one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $50,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and (i) the same shall remain undischarged for a period of 60 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;
     (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) Lauren, his estate or Persons related to him by blood, adoption or marriage and/or trusts or other entities principally for the benefit of any of the foregoing (the “Lauren Interests”) shall cease to own in the aggregate, directly or indirectly either (x) Voting Stock of the Parent Borrower having the voting power to elect a majority of the Board of Directors of the Parent Borrower or (y) Voting Stock representing more than 25% of the voting power of the Parent Borrower’s Equity Interests; or
     (n) the Guarantee Agreement ceases to be in full force and effect;
then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII
The Administrative Agent
          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably satisfactory to the Parent Borrower which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender (including each Issuing Bank) acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender (including each Issuing Bank) also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          The Syndication Agents shall not have any duties or responsibilities under the Loan Documents in their capacity as such.
ARTICLE IX
Guarantee
          Section 9.01 Guarantee. (a) The Parent Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Obligations. As used in this Article IX, the term “Lenders” includes affiliates of Lenders which are parties to any Specified Cash Management Agreements or Specified Swap Agreements.
          (b) The Parent Borrower agrees that the Subsidiary Obligations may at any time and from time to time exceed the amount of the liability of the Parent Borrower hereunder that would exist in the absence of this Article IX without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
          (c) This Guarantee shall remain in full force and effect until all the Subsidiary Obligations shall have been satisfied by payment in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Guarantee the Subsidiary Borrowers may be free from any Subsidiary Obligations.
          (d) No payment made by any Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent Borrower in respect of the Subsidiary Obligations or any payment received or collected from the Parent Borrower in respect of the Subsidiary Obligations), remain liable for the Subsidiary Obligations until the Subsidiary Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated.

          Section 9.02 No Subrogation. Notwithstanding any payment made by the Parent Borrower hereunder or any set-off or application of funds of the Parent Borrower by the Administrative Agent or any Lender, the Parent Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Subsidiary Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Obligations nor shall the Parent Borrower seek or be entitled to seek any contribution or reimbursement from the Subsidiary Borrowers or any other Guarantor in respect of payments made by the Parent Borrower under this Guarantee, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Parent Borrower on account of such subrogation rights at any time when all of the Subsidiary Obligations shall not have been paid in full in immediately available funds, such amount shall be held by the Parent Borrower for the benefit of the Administrative Agent and the Lenders, and shall, forthwith upon receipt by the Parent Borrower, be turned over to the Administrative Agent in the exact form received by the Parent Borrower (duly indorsed by the Parent Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Obligations whether matured or unmatured, in such order as the Administrative Agent may determine.
          Section 9.03 Amendments, etc. with respect to the Subsidiary Obligations. The Parent Borrower shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against the Parent Borrower and without notice to or further assent by the Parent Borrower, any demand for payment of any of the Subsidiary Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Subsidiary Obligations continued, and the Subsidiary Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with Section 10.02, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Obligations may be sold, exchanged, waived, surrendered or released without affecting the Parent Borrower’s obligations under this Article IX. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Obligations or for this Guarantee.
          Section 9.04 Guarantee Absolute and Unconditional. The Parent Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Article IX; and all dealings between the Parent Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the

Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Article IX. The Parent Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers or any of the Guarantors with respect to the Subsidiary Obligations. The Parent Borrower understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Subsidiary Obligations, or of the Parent Borrower under this Article IX, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Subsidiary Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Subsidiary Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Parent Borrower of any obligation or liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Parent Borrower under this Article IX. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          Section 9.05 Reinstatement. This Article IX shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          Section 9.06 Payments. The Parent Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars or the applicable Alternative Currency at the office of the Administrative Agent located at 1111 Fannin, 10th Floor, Houston, Texas 77002.

ARTICLE X
Miscellaneous
          Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein and in the Guarantee Agreement shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail, U.S. first class postage prepaid, or sent by telecopy, as follows:
     (i) if to any Borrower, to Polo Ralph Lauren Corporation, 650 Madison Avenue, New York, New York 10022, Attention of Tracey Travis, Senior Vice President, Finance and Chief Financial Officer (Telecopy No. (212) 318-7705), with a copy to Polo Ralph Lauren Corporation, 9 Polito Avenue, Lyndhurst, New Jersey 07071, Attention of Robert Westreich, Corporate Vice President, Treasurer and Chief Tax Officer (Telecopy No. (201) 531-6894);
     (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 9th Floor, 125 London Wall, London, EC2Y 5AJ, United Kingdom, Attention of Mehreen Shafiq (Telecopy No. +44 207 777 9663), with a copy to (A) JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Margaret Seweryn (Telecopy No. (312) 732-7976) and (B) if such notice or other communication relates to an Alternative Currency Loan (including any Borrowing Request for a Eurocurrency Borrowing denominated in an Alternative Currency), J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y 5AJ, United Kingdom, Attention of the Manager (Telecopy No. +44 207 777 2360); and
     (iii) if to any other Lender or any Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders (including any Issuing Bank) hereunder may be delivered or furnished to the Lenders through the Administrative Agent by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, by notice to the Administrative Agent and the Parent Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Guarantee Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or the Guarantee Agreement or consent to any departure by any Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor the Guarantee Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers or the Guarantors, as the case may be, and the Required Lenders or by the Borrowers or the Guarantors, as the case may be, and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, without the written consent of each Lender (except that no approval of the Lenders shall be required to release a Guarantor in connection with the disposition of all the capital stock of such Guarantor not prohibited by the Loan Documents) or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.
          Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, including the reasonable fees, charges and disbursements of one domestic counsel for the Administrative Agent and J.P. Morgan Securities LLC, collectively, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement or any amendments, modifications or waivers of the provisions hereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one domestic counsel and one foreign counsel, as necessary, in each applicable jurisdiction for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or preservation of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) The Parent Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of its obligations under the Loan Documents by, such Indemnitee or such Indemnitee’s employer or any Affiliate of either thereof or any of their respective officers, directors, employees, advisors or agents.
          (c) To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, but without affecting the Parent Borrower’s obligations thereunder, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.
          (d) To the extent permitted by applicable law, the Parent Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)

arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof except to the extent such damages arise from the gross negligence, bad faith or willful misconduct of such Indemnitee as found by a final, non-appealable judgment of a court of competent jurisdiction.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender (including any Issuing Bank) may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
     (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and provided, further, that the Parent Borrower shall be deemed to have consented to any such assignment unless the Parent Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
     (B) the Administrative Agent; and
     (C) in the case of an assignment of a Commitment or an interest in Letters of Credit, each Issuing Bank.
          (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
     (E) no assignment (including any assignment to a Lender, an Affiliate of a Lender or an Approved Fund) shall be permitted if, immediately after giving effect thereto, amounts would become payable by any Borrower under Section 2.13 or 2.15 (including amounts payable under Section 2.15 in respect of withholding taxes) that are in excess of those that would be payable under such Section in respect of the amount assigned if such assignment were not made;
     (F) no assignment shall be made to a natural person; and
     (G) no assignment shall be made to any Borrower or its Affiliates.
     (H) For the purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including, in the case of any Non-U.S. Lender (including each Issuing Bank that is a Non-U.S. Lender), obligations under Section 2.15(e)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03); provided, however, that no such assignment or transfer shall be deemed to be a waiver of any rights which any Borrower, the Administrative Agent or any other Lender shall have against such Lender. Any assignment or transfer by a Lender (including an Issuing Bank) of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and (solely with respect to the Revolving Credit Exposure of such Lender) any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c) (i) Any Lender may, without the consent of the Parent Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the applicable Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (v) and (vi) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
          (ii) A Participant shall not be entitled to the benefits of Section 2.13, 2.14 or 2.15 unless such Participant shall have complied with the requirements of such Section; provided, that in any case in which a Participant is so entitled, any such Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.15(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          Section 10.05 Survival. All representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, and shall terminate at such time as no principal of or accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than contingent indemnification obligations that are not due and payable) is outstanding and unpaid, no Letter of Credit is outstanding and the Commitments have expired or been terminated. The provisions of Sections 2.13, 2.14, 2.15, 10.03, 10.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Guarantee Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

          (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          Section 10.12 Confidentiality. Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who have a need to know such Information in accordance with customary banking practices (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower which is not subject to a confidentiality obligation known to the

Administrative Agent and the Lenders with respect to such information. For the purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to such Borrower, any Subsidiary or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower or any Subsidiary; provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Section 10.13 Satisfaction in Applicable Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
          (b) The obligation of each Borrower hereunder or in respect of the Letters of Credit to make payments in a currency (the “Agreement Currency”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the Agreement Currency, be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent and the Lenders of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent and the Lenders may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent and the Lenders in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Issuing Banks and each Lender (as an alternative or additional cause of action) against such loss (if any) and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Administrative Agent and the Lenders in the Agreement Currency, the Administrative Agent and the Lenders agree to remit such excess to the applicable Borrower. The obligations of each Borrower contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
          Section 10.14 Waivers and Agreements Under Existing Credit Agreement. (a) The Lenders which are parties to the Existing Credit Agreement (which Lenders constitute the “Required Lenders” as defined in the Existing Credit Agreement) hereby (i) waive the requirement, set forth in Section 2.07(c) of the Existing Credit Agreement, that the Parent Borrower give not less than two Business Days’ notice of any termination of the Commitments (as defined therein), (ii) acknowledge and agree that, for purposes of determining the total “Revolving Credit Exposures” (as defined therein) that would be outstanding thereunder on the date of such termination, the letters of credit issued thereunder that are listed on Schedule 2.04 shall (as a result of the operation of the penultimate sentence of Section 2.04(a) of this Agreement, which provides that on the Effective Date such letters of credit shall be deemed to be

“Letters of Credit” issued hereunder) on the Effective Date be deemed no longer outstanding under the Existing Credit Agreement and (iii) pursuant to Section 9.02 of the Existing Credit Agreement, consent to the execution and delivery by JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (under and as defined in the Existing Credit Agreement) for and on behalf of the Lenders (under and as defined in the Existing Credit Agreement), of this Agreement to evidence or effectuate (as set forth in Section 10.14(b)) the waivers and agreements set forth in clauses (i) and (ii) above.
          (b) JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent as defined in the Existing Credit Agreement hereby (i) waives, for and on behalf of the Lenders (as defined therein), the requirement, set forth in Section 2.07(c) of the Existing Credit Agreement, that the Parent Borrower give not less than two Business Days’ notice of any termination of the Commitments (as defined therein) and (ii) acknowledges and agrees, for and on behalf of the Lenders (as defined therein), that for purposes of determining the total “Revolving Credit Exposures” (as defined therein) that would be outstanding thereunder on the date of such termination, the letters of credit issued thereunder that are listed on Schedule 2.04 shall on the Effective Date be deemed no longer outstanding under the Existing Credit Agreement.
          Section 10.15 No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each of the Borrowers, its stockholders and/or its affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Borrower, its stockholders or its affiliates, on the other. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.
          Section 10.16 USA Patriot Act. Each Lender and the Agent hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender and Agent is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrowers shall provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

POLO RALPH LAUREN CORPORATION
By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

ACQUI POLO C.V.
By:	Acqui Polo GP, LLC, its General Partner

By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

POLO RALPH LAUREN KABUSHIKI KAISHA
By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Director

POLO RALPH LAUREN ASIA PACIFIC LIMITED
By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By:	/s/ James A. Knight
	Name:	James A. Knight
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., individually and as Syndication Agent
By:	/s/ Naomi Hasegawa
	Name:	Naomi Hasegawa
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

Wells Fargo Bank, N.A. , individually and as Syndication Agent
By:	/s/ Beth Rue
Beth Rue
Director

SIGNATURE PAGE TO CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, individually and as Syndication Agent
By:	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

Deutsche Bank AG London Branch
By:	/s/ Julian U E Puddick
	Name:	Julian U E Puddick
	Title:	Vice President

By:	/s/ Russell Brown
	Name:	Russell Brown
	Title:	Director

SIGNATURE PAGE TO CREDIT AGREEMENT

HSBC Bank USA, National Association, individually and as Syndication Agent
By:	/s/ Grace Lee
	Name:	Grace Lee
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

Sumitomo Mitsui Banking Corporation,
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

SIGNATURE PAGE TO CREDIT AGREEMENT

UBS AG, Stamford Branch
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

SIGNATURE PAGE TO CREDIT AGREEMENT

BARCLAYS BANK PLC
By:	/s/ Niels Pedersen
	Name:	Niels Pedersen
	Title:	Director

SIGNATURE PAGE TO CREDIT AGREEMENT

Goldman Sachs Bank USA
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

SIGNATURE PAGE TO CREDIT AGREEMENT

EXHIBIT A
FORM OF
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Polo Ralph Lauren Corporation, Acqui Polo C.V., Polo Ralph Lauren Kabushiki Kaisha and Polo Ralph Lauren Asia Pacific Limited

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of March 10, 2011 among Polo Ralph Lauren Corporation (the “Parent Borrower”), Acqui Polo C.V., Polo Ralph Lauren Kabushiki Kaisha and Polo Ralph Lauren Asia Pacific Limited (together with the Parent Borrower, the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

[1]	Select as applicable.

Aggregate Amount of	Amount of
Commitment/Loans for	Commitment/Loans	Percentage Assigned of
all Lenders	Assigned	Commitment/Loans[2]
$	$	%
$	$	%
Effective Date:                     , 201   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
,
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

2

Consented to and Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By	Title:

Consented to:

[POLO RALPH LAUREN CORPORATION, as Parent Borrower

By	Title:][3]

[NAME OF ISSUING BANK], as Issuing Bank

By	Title:

[3]	To be added only if the consent of the Parent Borrower is required by Section 10.04(b)(i)(A) of the Credit Agreement.

3

ANNEX 1
CREDIT AGREEMENT DATED AS OF MARCH 10, 2011 AMONG POLO RALPH LAUREN
CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA AND POLO
RALPH LAUREN ASIA PACIFIC LIMITED, THE LENDERS PARTIES THERETO, JPMORGAN
CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND THE OTHER AGENTS PARTIES
THERETO
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

Exhibit B
FORM OF OPINION OF LOAN PARTIES’ COUNSEL

March ___, 2011

To:	JPMorgan Chase Bank, N.A., As Administrative Agent Loan and Services Group, 9th Floor 125 London Wall London, EC2Y 5AJ United Kingdom and The Lenders set forth on Schedule A hereto
Ladies and Gentlemen:
     We have acted as special New York legal counsel to Polo Ralph Lauren Corporation, a Delaware corporation (the “Corporation”), Acqui Polo C.V., a partnership organized under the laws of the Netherlands (“Acqui”), Polo Ralph Lauren Kabushiki Kaisha, a corporation organized under the laws of Japan (“PRLKK”), and Polo Ralph Lauren Asia Pacific Limited, a corporation organized under the laws of Hong Kong (“PRLAPL”), and together with Acqui and PRLKK, the “Subsidiary Borrowers”) and the entities set forth on Schedule B hereto (the “Subsidiary Guarantors,” and together with the Corporation, the “U.S. Loan Parties”), in connection with the Credit Agreement, dated as of March 10, 2011, (the “Credit Agreement”) among the Corporation, the Subsidiary Borrowers, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the Guarantee Agreement, dated as of March 10, 2011 (the “Guarantee Agreement”) executed by each of the Subsidiary Guarantors in favor of the Administrative Agent.
     This opinion is being delivered to you pursuant to Section 4.01(d) of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.
     In connection with this opinion, we have examined and relied upon: (i) the Credit Agreement, the Guarantee Agreement and the exhibits and schedules thereto (collectively, the “Transaction Agreements”), (ii) for each U.S. Loan Party that is a corporation, the Certificate or Articles of Incorporation and Bylaws, as amended to date, of such U.S. Loan Party, and appropriate records of the corporate proceedings of each such U.S. Loan Party, (iii) for each U.S. Loan Party that is a limited liability company, the Certificate or Articles of Formation and the Limited Liability Company Operating Agreement of such U.S. Loan Party, as amended to date, and appropriate records of the company proceedings of such U.S. Loan Party, (iv) for each U.S. Loan Party that is a limited partnership, the Certificate of Limited Partnership and the limited partnership agreement of such U.S. Loan Party, as amended to date, and appropriate records of the partnership proceedings of such U.S. Loan Party, (v) advice from the States of Delaware and New York as to the incorporation or formation and good standing of each U.S. Loan Party incorporated or formed in such State, (vi) originals or copies certified or otherwise identified to our satisfaction of such records, agreements, instruments and certificates of public officials and of the U.S. Loan Parties and Subsidiary Borrowers as we have deemed necessary and relevant to form the basis for our opinions herein. We have not conducted any independent investigation, examination or inquiry of factual matters in rendering the opinions set forth in this letter other than the document examination described herein, and our opinion is qualified in all respects by the scope of such document examination.
     In our examination, we have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence and capacity of all natural persons. We have also assumed that the Transaction Agreements are binding and enforceable obligations of each of the parties thereto (other than the U.S. Loan Parties and the Subsidiary Borrowers), and that each such other party and each Subsidiary Borrower has obtained all consents, authorizations (including corporate or partnership authorization, as the case may be, by the Subsidiary Borrowers), permits and governmental approvals required for the consummation and performance of the Transaction Agreements to which it is a party (except as otherwise provided in Paragraph 3 below). As to certain factual matters material to this opinion, we have relied upon representations and warranties of the U.S. Loan Parties and the Subsidiary Borrowers with respect thereto set forth in the Transaction Agreements or in certificates with respect thereto signed by officers of the U.S. Loan Parties and the Subsidiary Borrowers, to the extent deemed appropriate by us, and we have made no independent investigation thereof, except as expressly indicated herein. We have assumed the accuracy and completeness of the information obtained from public officials and records included in the documents referred to above.
     We have assumed that there was not any fraud, misrepresentation, omission or deceit by any person in connection with the negotiation, execution, delivery and performance of the Transaction Agreements or any of the documents contemplated thereby. We have also assumed the absence of any mutual mistake of fact or misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Transaction Agreements. We have further assumed that there are not any agreements or understandings, written or oral, between or among the U.S. Loan Parties, the Subsidiary Borrowers and the other parties to the Transaction Agreements or any waiver of a right or remedy or usage of trade or course of prior dealings among the parties that would define, alter, supplement or qualify the terms of the Transaction Agreements or the Scheduled Agreements (as hereinafter defined) to which any U.S. Loan Party or Subsidiary Borrower is a party.
     When, in this opinion, we have used the phrases “to our knowledge,” “known to us” or phrases of like import, such phrases refer only to the present actual knowledge (i.e., conscious awareness) of the attorneys who are presently with this firm and who our records indicate have devoted substantive attention to matters related to the Transaction Agreements. In addition, except as expressly set forth in this letter, we have not, in rendering our opinions in Paragraph 2(d) below, reviewed court or other public records, but rather have relied, solely as to the factual existence of any court orders, suits, actions, proceedings, litigation or investigations of the type referenced therein, on (i) certificates of officers of the U.S. Loan Parties and the Subsidiary Borrowers and (ii) the representations and warranties of the U.S. Loan Parties and the Subsidiary Borrowers contained in the Transaction Agreements.

     Although, in connection with rendering this opinion, we have made the assumptions set forth above and below and have relied upon the representations, warranties and certificates referenced above, nothing has come to our attention that has caused us to believe that we are not justified in relying on any of such assumptions or on any of such representations, warranties or certificates.
     We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by or on behalf of the U.S. Loan Parties and/or the Subsidiary Borrowers concerning the business, assets and affairs of the U.S. Loan Parties and/or the Subsidiary Borrowers or any other information furnished to you by or on behalf of the U.S. Loan Parties and/or the Subsidiary Borrowers or furnished by us as special New York counsel to the U.S. Loan Parties and the Subsidiary Borrowers, except for our conclusions of law in this opinion letter.
     When the statements in this opinion are qualified by the term “material,” those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the U.S. Loan Parties, the Subsidiary Borrowers or their respective businesses, prospects, assets or financial conditions, which judgments and opinions are entirely those of the U.S. Loan Parties, the Subsidiary Borrowers and their respective officers, after having been advised by us as to the legal effect and consequences of such matters; however, such opinions and judgments are not known to us to be incorrect.
     In rendering the opinions herein with respect to matters of good standing and other matters within the knowledge of public officials, we have relied solely upon certificates of recent date of such officials.
     Based on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, it is our opinion that:
     1. Based solely on the advice from the States of their respective incorporation or formation, each of the U.S. Loan Parties has been duly incorporated or formed, is existing and is in good standing under the laws of the State of such U.S. Loan Party’s incorporation or formation. Each U.S. Loan Party has the corporate, limited liability company or limited partnership, as the case may be, power and authority to own its property and to conduct its business as is now being conducted.
     2. The execution, delivery and performance by each U.S. Loan Party of the Transaction Agreements to which it is a party (a) have been duly authorized by all requisite corporate, limited liability company or limited partnership action on the part of such U.S. Loan Party, (b) will not result in a breach of or constitute a default under as applicable, the Articles or Certificate of Incorporation or Bylaws, the Certificate or Articles of Formation or the Limited Liability Company Operating Agreement or the Certificate of Limited Partnership or the limited partnership agreement of such U.S. Loan Party, (c) will not violate any law, rule or regulation of the United States of America or the State of New York or the General Corporation Law of the State of Delaware, or the Limited Liability Company Act of the State of Delaware or the Revised Uniform Limited Partnership Act of the State of Delaware, (d) will not violate any judgment, order or decree of any court or governmental authority of the United States of America or the

State of New York of which we have knowledge, naming any U.S. Loan Party, and (e) will not violate any of the agreements listed on Schedule C hereto (the “Scheduled Agreements”).
     3. The execution, delivery and performance by each Subsidiary Borrower of the Transaction Agreements to which it is a party will not result in a breach of or constitute a default under (a) any law, rule or regulation of the United States of America or the State of New York or (b) the Schedule Agreements.
     4. Each of the Transaction Agreements to which any U.S. Loan Party is a party has been duly executed and delivered by such U.S. Loan Party. Each of the Transaction Agreements to which any U.S. Loan Party or any Subsidiary Borrower is a party constitutes the valid and legally binding obligation of such U.S. Loan Party or Subsidiary Borrower, as the case may be, enforceable against such U.S. Loan Party or Subsidiary Borrower in accordance with its terms.
     5. No authorization, approval, or other action by any U.S. Loan Party or Subsidiary Borrower, and no notice to, consent of, order of or filing by any U.S. Loan Party or Subsidiary Borrower with, any United States Federal or New York governmental authority, or under the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or the Revised Uniform Limited Partnership Act of the State of Delaware is required in connection with the execution, delivery and performance by such U.S. Loan Party or Subsidiary Borrower of the Transaction Agreements to which it is a party.
     6. To our knowledge, there is no pending or threatened action, suit, or proceeding against any U.S. Loan Party or Subsidiary Borrower, or the property of any U.S. Loan Party or Subsidiary Borrower, in any court or tribunal, or before any arbitrator of any kind or before or by any governmental authority (A) asserting the invalidity of any of the Transaction Agreements or any document to be delivered by any U.S. Loan Party or Subsidiary Borrower thereunder, or (B) seeking any determination or ruling that might materially and adversely affect (i) the performance by any U.S. Loan Party or Subsidiary Borrower of its obligations under the Transaction Agreements or any document to be delivered thereunder, or (ii) the validity or enforceability of the Transaction Agreements or any documents to be delivered thereunder.
     7. No U.S. Loan Party or Subsidiary Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
     The opinions herein are subject to the following qualifications:
          (i) We express no opinion as to the enforceability of any provision of the Transaction Agreements or other instruments to the extent such provision may be subject to, and affected by (A) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities, (B) equitable principles (whether considered in a proceeding in equity or at law), (C) an implied covenant of good faith, diligence, reasonableness and fair dealing, concepts of materiality and the requirement that the right, remedy or penalty sought to be proportionate to the breach, default or injury, (D) possible judicial action giving effect to foreign laws or foreign governments or judicial action affecting or relating to the rights or remedies of creditors, and (E) compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies. In addition, we express no opinion on the enforceability of certain rights and remedies set forth in the Transaction Agreements or other instruments to the extent such rights or remedies may be limited by applicable state law, but in our opinion, such laws will not materially interfere with the practical realization of the principal benefits intended to be provided by the Transaction Agreements or such instruments.
          (ii) We express no opinion with respect to the enforceability of provisions in the Transaction Agreements providing for (A) specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, (B) any indemnification, hold harmless, release or exculpation, the enforceability of which may be limited by applicable federal and state securities laws and general principles of public policy or that purport to indemnify or hold harmless a party for, or release, exculpate or exempt a party from, its own action or inaction involving gross negligence, recklessness, willful misconduct or unlawful conduct or (C) a choice of law to the extent limited by the choice-of-law rules of the State of New York and general principles of public policy.
          (iii) We express no opinion concerning any provisions in the Transaction Agreements which (A) purport to change or alter the manner in which service of process may be effected under applicable law, (B) relate to the submission of jurisdiction, insofar as they purport to confer subject matter jurisdiction on a court to adjudicate any controversy relating to the Transaction Agreements in any circumstances in which such court would not have subject matter jurisdiction, (C) relate to the enforceability of the choice of New York law in an action or proceeding in Federal court or in a state court outside of the State of New York or (D) relate to setoffs in respect of participations purchased in the Loans or the Letters of Credit.
          (iv) We express no opinion concerning any law other than the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the applicability thereto or the effect of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any state. We note that we are not members of the Bar of the State of Delaware and our knowledge of the General Corporation Law of the State of Delaware, the Limited Liability Act of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware is derived from a reading of the most recent compilation of such statutes available to us without consideration of any judicial or administrative interpretations thereof.
          (v) We express no opinion as to compliance with applicable environmental, pension, tax, employee benefit, land use, anti-money laundering, antifraud or antitrust statutes, rules or regulations of state or federal law.
          (vi) We express no opinion with respect to or regarding any matters pertaining to patents, trademarks or copyrights.

          (vii) We express no opinion as to the enforceability of any provision in any of the Transaction Agreements (A) purporting to preclude the modification of a Transaction Agreement other than through a writing signed by all the parties to such Transaction Agreement, (B) to the effect that failure to exercise or delay in exercising a right or remedy will not operate as a waiver of the right or remedy, (C) purporting to require the payment or reimbursement of fees, costs, expenses, or other amounts without regard to whether they are reasonable in nature or amount, or (D) purporting to bind third parties who are not parties to the Transaction Agreements.
          (viii) We express no opinion as to any mortgage, indenture, lease, contract or other agreement (oral or written) or undertaking of any U.S. Loan Party or Subsidiary Borrower other than the Scheduled Agreements.
          (ix) Our opinions set forth above are based upon our consideration of those statutes, rules and regulations which, in our experience, are normally applicable to those transactions contemplated by the Transaction Agreements.
          (x) We express no opinion as to the enforceability of any purported waiver by any Person of any right granted pursuant to statute which may not be legally waived or the effectiveness of any purported waiver by any Person of any right granted pursuant to statute which may not be legally waived.
     Our opinions set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon by any other Person or for any other purpose without our prior written consent. At your request, we hereby consent to reliance hereon by any assignee under the Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.04 of the Credit Agreement, on the condition and understanding that (i) this opinion speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

     This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose other than disclosure (i) to your auditors and professional advisers, and (ii) as required by law or pursuant to legal process.
Very truly yours,

cc:	JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor 7 Chicago, Illinois 60603 Attention: Margaret Seweryn

SCHEDULE A
LENDERS
JPMorgan Chase Bank, N.A.
Bank of America, N.A.
Wells Fargo Bank, N.A.
Deutsche Bank AG New York Branch
HSBC Bank USA, N.A.
Sumitomo Mitsui Banking Corporation
UBS AG, Stamford Branch
Barclays Bank PLC
Goldman Sachs Bank USA

SCHEDULE B
SUBSIDIARY GUARANTORS

Subsidiary Guarantor	Jurisdiction
Acqui Polo GP, LLC	Delaware
Fashions Outlet of America, Inc.	Delaware
Polo Apparel, LLC	Delaware
PRL Fashions, Inc.	Delaware
PRL Financial Corporation	Delaware
PRL International, Inc.	Delaware
PRL Netherlands Limited, LLC	Delaware
PRL USA Holdings, Inc.	Delaware
PRL USA, Inc.	Delaware
Ralph Lauren Home Collection, Inc.	Delaware
RL Fragrances, LLC	Delaware
Sun Apparel, LLC	Delaware
The Polo/Lauren Company, L.P.	New York
The Ralph Lauren Womenswear Company, L.P.	Delaware

SCHEDULE C
SCHEDULED AGREEMENTS
U.S.A. Design and Consulting Agreement, dated January 1, 1985, between Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, and Cosmair, Inc., and letter Agreement related thereto dated January 1, 1985.
Restated U.S.A. License Agreement, dated January 1, 1985, between Ricky Lauren and Mark N. Kaplan, as Licensor, and Cosmair, Inc., as Licensee, and letter Agreement related thereto dated January 1, 1985.
Foreign Design and Consulting Agreement, dated January 1, 1985, between Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, as Licensor, and L’Oreal S.A., as Licensee, and letter Agreements related thereto dated January 1, 1985, September 16, 1994 and October 25, 1994.
Restated Foreign License Agreement, dated January 1, 1985, between The Polo/Lauren Company, as Licensor, and L’Oreal S.A., as Licensee, Letter Agreement related thereto dated January 1, 1985, and Supplementary Agreement thereto, dated October 1, 1991.
Amendment, dated November 27, 1992, to Foreign Design and Consulting Agreement and Restated Foreign License Agreement.
Amended and Restated Employment Agreement, dated as of June 17, 2003, between Polo Ralph Lauren Corporation and Ralph Lauren.
Asset Purchase Agreement by and among Polo Ralph Lauren Corporation, RL Childrenswear Company, LLC and The Seller Affiliate Group (as defined therein) dated March 25, 2004.
Amendment No. 1, dated as of July 2, 2004, to Asset Purchase Agreement by and among Polo Ralph Lauren Corporation, RL Childrenswear Company, LLC and The Seller Affiliate Group (as defined therein).
Agency Agreement dated October 5, 2006, between Polo Ralph Lauren Corporation and Deutsche Bank AG, London Branch and Deutsche Bank Luxemburg S.A., as fiscal and principal paying agent.
Amended and Restated Employment Agreement, effective as of October 14, 2009, between Polo Ralph Lauren Corporation and Roger N. Farah.
Amendment No. 1, dated March 29, 2010, to the Amended and Restated Employment Agreement between Polo Ralph Lauren Corporation and Roger N. Farah.
Definitive Agreement, dated April 13, 2007, among Polo Ralph Lauren Corporation, PRL Japan Kabushiki Kaisha, Onward Kashiyama Co., Ltd and Impact 21 Co., Ltd.
Employment Agreement, effective as of October 14, 2009, between Polo Ralph Lauren Corporation and Jackwyn Nemerov.
Employment Agreement, effective as of September 28, 2009, between Polo Ralph Lauren Corporation and Tracey T. Travis.
Employment Agreement, effective as of October 14, 2009, between Polo Ralph Lauren Corporation and Mitchell A. Kosh.

Registration Rights Agreement dated as of June 9, 1997 by and among Ralph Lauren, GS Capital Partners, L.P., GS Capital Partner PRL Holding I, L.P., GS Capital Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp., Bridge Street Fund 1994, L.P., and Polo Ralph Lauren Corporation
Foreign Design and Consulting Agreement, dated January 1, 1985, between Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, as Licensor, and L’Oreal S.A., as Licensee, and letter Agreements related thereto dated January 1, 1985, September 16, 1994 and October 25, 1994
Amendment No. 2, dated November 9, 2010, to the Amended and Restated Employment Agreement, between Polo Ralph Lauren Corporation and Ralph Lauren, in reference to the Form 8-K which was previously filed on July 21, 2010

EXHIBIT C
GUARANTEE AGREEMENT
          GUARANTEE AGREEMENT, dated as of March __, 2011 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Polo Ralph Lauren Corporation (the “Parent Borrower”), Acqui Polo C.V., Polo Ralph Lauren Kabushiki Kaisha and Polo Ralph Lauren Asia Pacific Limited (together with the Parent Borrower, the “Borrowers”), the Lenders and the Administrative Agent.
          W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          WHEREAS, each Borrower is a member of an affiliated group of companies that includes each Guarantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The following terms shall have the following meanings:

2
          “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of each Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement and Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and this Guarantee, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).
          “Reimbursement Obligation”: the obligation of the Parent Borrower (or a Subsidiary, if applicable) to reimburse the applicable Issuing Bank pursuant to Section 2.04(e) of the Credit Agreement for amounts drawn under Letters of Credit.
     1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2. GUARANTEE
     2.1 Guarantee. (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. As used in this Guarantee, the term “Lenders” includes affiliates of Lenders which are parties to any Specified Cash Management Agreements or Specified Swap Agreements.
     (b) Anything herein to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

3

     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
     (d) This Guarantee shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.
     (e) No payment made by any Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in immediately available funds, such amount shall be held by such Guarantor for the benefit of the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall,

4

forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for this Guarantee.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between any Borrower and any Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any Guarantor with respect to the Borrower Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or

5

otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement. This Guarantee shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars or the applicable Alternative Currency at the office of the Agent located at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Floor 7, Chicago, Illinois 60603.
SECTION 3. THE ADMINISTRATIVE AGENT
          Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 4. MISCELLANEOUS
     4.1 Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.02(b) of the Credit Agreement.
     4.2 Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor to be effective shall be in writing, shall be given in the manner and

6

at the addresses specified in Section 10.01 of the Credit Agreement (or, in the case of any Guarantor, to such Guarantor c/o the Parent Borrower at the address of the Parent Borrower set forth in said Section or at such other address as the Parent Borrower may provide in accordance with Section 10.01(c) of the Credit Agreement) and shall be deemed to have been duly given or made when received.
     4.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     4.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or preserving its rights under this Guarantee, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.
     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or similar taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.
     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Parent Borrower would be required to do so pursuant to Section 10.03 of the Credit Agreement.
     (d) The agreements in this Section 4.4 shall survive repayment of the Borrower Obligations and all other amounts payable under the Credit Agreement.
     4.5 Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

7

     4.6 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand for payment under this Guarantee and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     4.7 Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     4.8 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.9 Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     4.10 Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     4.11 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     4.12 Submission To Jurisdiction; Waivers. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against any Guarantor or its properties in the courts of any jurisdiction.

8

     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 4.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     (d) Each Guarantor waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     4.13 Additional Guarantors. Each Subsidiary of the Parent Borrower that is required to become a party to this Guarantee pursuant to Section 5.09 of the Credit Agreement or is designated by the Parent Borrower to be a Guarantor pursuant to the definition of “Guarantor” in Section 1.01 of the Credit Agreement shall execute and deliver to the Administrative Agent an Assumption Agreement in the form of Annex 1 hereto and thereupon shall become a Guarantor under this Guarantee.
     4.14 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Borrower Obligations shall have been paid in full in immediately available funds, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     (b) At the request and sole expense of the Parent Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Parent Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement.
     4.15 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

9

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

ACQUI POLO GP, LLC
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

FASHIONS OUTLET OF AMERICA, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

POLO APPAREL, LLC
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

PRL FASHIONS, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

2

PRL FINANCIAL CORPORATION
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

PRL INTERNATIONAL, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

PRL NETHERLANDS LIMITED, LLC
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

PRL USA HOLDINGS, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

3

PRL USA, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

RALPH LAUREN HOME COLLECTION, INC.
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

RL FRAGRANCES, LLC
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

SUN APPAREL, LLC
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

4

THE POLO/LAUREN COMPANY, L.P. By: PRL International, Inc. its General Partner
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

THE RALPH LAUREN WOMENSWEAR COMPANY, L.P. BY: Polo Ralph Lauren Womenswear, LLC, its General Partner
By:
	Name:	Tracey T. Travis
	Title:	Senior Vice President & Chief Financial Officer

Annex 1 to
Guarantee Agreement
          ASSUMPTION AGREEMENT, dated as of                     , 201        , made by                               (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Polo Ralph Lauren Corporation (the “Parent Borrower”), Acqui Polo C.V., Polo Ralph Lauren Kabushiki Kaisha and Polo Ralph Lauren Asia Pacific Limited, the Lenders and the Administrative Agent have entered into the Credit Agreement, dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, certain of the Parent Borrower’s Subsidiaries (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;
          WHEREAS, the Credit Agreement requires or permits the Additional Guarantor to become a party to the Guarantee Agreement; and
          WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee Agreement. By executing and delivering this Assumption Agreement, as provided in Section 4.13 of the Guarantee Agreement, the Additional Guarantor hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.
          2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]
By:
Name:
Title:

EXHIBIT D-1
FORM OF NEW LENDER SUPPLEMENT
          SUPPLEMENT, dated as of _______ ___, 201_, to the Credit Agreement, dated as of March __, 2011, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”) among POLO RALPH LAUREN CORPORATION (the “Parent Borrower”), ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
W I T N E S S E T H:
          WHEREAS, the Credit Agreement provides in Section 2.01(c) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Parent Borrower and the Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld) by executing and delivering to the Parent Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
          WHEREAS, the undersigned now desires to become a party to the Credit Agreement;
          NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Parent Borrower and the Administrative Agent (or on such other date as may be agreed upon among the undersigned, the Parent Borrower and the Administrative Agent), become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $_________.
     2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently delivered pursuant to Section 5.01(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(e) of the Credit Agreement.
     3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
_________________________
(Address)
_________________________
(Attention)
_________________________
(Telecopy)
_________________________
(Telephone)
     4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
[Remainder of page left blank intentionally.]

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

(Name of Lender)

By:
Name:
Title:

Accepted this ___ day of
, 201_

POLO RALPH LAUREN CORPORATION

By:
Name:
Title:

Accepted this __ day of
, 201_

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

EXHIBIT D-2
FORM OF
COMMITMENT INCREASE SUPPLEMENT
          SUPPLEMENT, dated as of _______ ___, 201_, to the Credit Agreement, dated as of March __, 2011, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”) among POLO RALPH LAUREN CORPORATION (the “Parent Borrower”), ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
W I T N E S S E T H:
          WHEREAS, the Credit Agreement provides in Section 2.01(d) thereof that any Lender may increase its Commitment under the Credit Agreement with the consent of the Parent Borrower and the Administrative Agent by executing and delivering to the Parent Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
          WHEREAS, the undersigned now desires to increase its Commitment under the Credit Agreement;
          NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees that, on the date this Supplement is accepted by the Parent Borrower and the Administrative Agent (or on such other date as may be agreed upon among the undersigned, the Parent Borrower and the Administrative Agent), its Commitment shall be increased by $___________ from $_____________ to $___________.
     2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
[Remainder of page left blank intentionally.]

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

(Name of Lender)

By:
Name:
Title:

Accepted this __ day of
, 201_

POLO RALPH LAUREN CORPORATION

By:
Name:
Title:

Accepted this __ day of
, 201_

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT E-1
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Credit Agreement dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each lender from time to time party thereto.
     Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 201_

EXHIBIT E-2
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Credit Agreement dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each lender from time to time party thereto.
     Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 201_

EXHIBIT E-3
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Credit Agreement dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each lender from time to time party thereto.
     Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 201_

EXHIBIT E-4
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Credit Agreement dated as of March __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLO RALPH LAUREN CORPORATION, ACQUI POLO C.V., POLO RALPH LAUREN KABUSHIKI KAISHA, POLO RALPH LAUREN ASIA PACIFIC LIMITED, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each lender from time to time party thereto.
     Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 201_